                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                   FORM 8-K/A
                                CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange act of 1934 Date of Report (Date of earliest event report): October 19, 1998
                                                    -----------------


                            CORPORATE EXPRESS, INC.
                         -----------------------------
            (Exact name of registrant as specified in its charter)



     Colorado                      0-24642                    84-0978360
------------------              -------------                -------------
(State or other                  (Commission                 (IRS Employer
jurisdiction                     File Number)               Identification No.)
of incorporation)


                              1 Environmental Way
                             Broomfield, CO 80021
                            ----------------------
                   (Address of principal executive offices)



     Registrant's telephone number, including area code:   (303) 664-2000
                                                           --------------

Item 5 - Other Events
---------------------

     On May 29, 1998, CEX Holdings, Inc. ("CEX Holdings"), a wholly owned subsidiary of the Registrant, completed a private placement of $350 million principal amount of 9.625% Senior Subordinated Notes due 2008 (the "Notes"). The Notes are fully and unconditionally guaranteed on a joint and several basis by the Registrant (the "Parent Guarantor") and certain of the Registrant's subsidiaries.

     In connection with a proposed exchange offer involving the Notes and the filing of a Registration Statement on Form S-4 (the "Form S-4") with respect to such exchange offer, and pursuant to the requirements of Staff Accounting Bulletin Paragraph G and H of Topic 1 (SAB No. 53), the Registrant has added a footnote to its previously filed consolidated financial statements for the quarterly period ended August 1, 1998 (see (A) below) which includes condensed consolidating financial statement information for the Parent Guarantor, CEX Holdings, the Subsidiary Guarantors and the Subsidiary Non-Guarantors.

     There has been no change to the previously filed consolidated financial statements contained in the Registrant's Quarterly Report on Form 10-Q for the quarterly period ended August 1, 1998 other than the addition of Note 9 - Supplemental Guarantor Information.

     Also in connection with the proposed exchange offer involving the Notes and the Form S-4, the Registrant has included in this report, for the purpose of incorporating by reference into the Form S-4, the previously filed (i) audited financial statements of Data Documents Incorporated ("DDI") for the year ended December 31, 1996 (see (B) below) and (ii) unaudited financial statements of DDI for the quarter ended September 30, 1997 (see (C) below). DDI was acquired by the Registrant on November 26, 1997.

(A) CONSOLIDATED FINANCIAL STATEMENTS FOR THE QUARTERLY PERIOD ENDED AUGUST 1, 1998 - ADDITIONAL FOOTNOTE

     In connection with a proposed exchange offer involving the Notes and the filing of a Registration Statement on Form S-4 with respect to such exchange offer, and pursuant to the requirements of Staff Accounting Bulletin Paragraph G and H of Topic 1 (SAB No. 53), the Registrant has added a footnote to its previously filed consolidated financial statements for the quarterly period ended August 1, 1998 which includes condensed consolidating financial statement information for the Parent Guarantor, CEX Holdings, the Subsidiary Guarantors and the Subsidiary Non-Guarantors.

     There has been no change to the previously filed consolidated financial statements contained in the Registrant's Quarterly Report on Form 10-Q for the quarterly period ended August 1, 1998 other than the addition of Note 9-Supplemental Guarantor Information.

PART I - FINANCIAL INFORMATION

Item 1 - FINANCIAL STATEMENTS

                                   CORPORATE EXPRESS, INC.

                                 CONSOLIDATED BALANCE SHEETS
                      (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)
ASSETS

                                                               August 1,         January 31,
                                                                  1998               1998
                                                             ---------------    ---------------
                                                              (Unaudited)
Current assets:
  Cash and cash equivalents                                     $    30,327        $    44,362
  Trade accounts receivable, net of allowance
    of $14,687 and $14,523, respectively                            653,190            616,574
  Notes and other receivables                                        91,286             86,687
  Inventories                                                       269,535            251,108
  Deferred income taxes                                              34,922             40,729
  Other current assets                                               46,607             41,713
                                                                -----------        -----------
          Total current assets                                    1,125,867          1,081,173

Property and equipment:
  Land                                                               17,424             17,540
  Buildings and leasehold improvements                              133,872            126,006
  Furniture and equipment                                           370,756            339,577
                                                                -----------        -----------
                                                                    522,052            483,123
  Less accumulated depreciation                                    (150,266)          (131,756)
                                                                -----------        -----------
                                                                    371,786            351,367

Goodwill, net of $70,130 and $57,558 of accumulated
  amortization, respectively                                        856,680            847,544
Other assets, net                                                   100,609             69,575
                                                                -----------        -----------
          Total assets                                          $ 2,454,942        $ 2,349,659
                                                                ===========        ===========


                THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF
                    THE CONSOLIDATED FINANCIAL STATEMENTS.

                            CORPORATE EXPRESS, INC.

              (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

LIABILITIES AND SHAREHOLDERS' EQUITY

                                                                  August 1,            January 31,
                                                                    1998                  1998
                                                                -------------        --------------
                                                                 (Unaudited)

Current liabilities:
  Accounts payable - trade                                        $   360,745           $   354,915
  Accounts payable - acquisitions                                         985                 6,106
  Accrued payroll and benefits                                         58,504                61,308
  Accrued purchase costs                                                8,968                 9,378
  Accrued merger and related costs                                     10,323                15,512
  Other accrued liabilities                                            88,170                80,214
  Current portion of long-term debt and capital leases                 64,433                36,264
                                                                -------------        --------------
     Total current liabilities                                        592,128               563,697

Capital lease obligations                                               7,556                 9,414
Long-term debt                                                      1,183,289               753,829
Deferred income taxes                                                  61,175                52,515
Minority interest in subsidiaries                                      19,147                20,791
Other non-current liabilities                                          16,591                16,980
                                                                -------------        --------------
     Total liabilities                                              1,879,886             1,417,226

Contingencies (Note 7)

Shareholders' equity:
  Preferred stock, $.0001 par value, 25,000,000 shares
    authorized, none issued or outstanding                                  -                     -
  Common stock, $.0002 par value, 300,000,000 shares
    authorized, 143,172,963 and 142,392,845 shares
    issued and outstanding, respectively                                   29                    28
  Common stock, non-voting, $.0002 par value, 3,000,000
    shares authorized, none issued or outstanding                           -                     -
  Additional paid-in capital                                          858,498               852,507
  Retained earnings                                                   114,392                91,887
  Accumulated other comprehensive expense                             (13,883)              (11,989)
                                                                -------------        --------------
                                                                      959,036               932,433

Less:
  Treasury stock, at cost, 35,430,000 shares at August 1, 1998       (383,980)                   -
                                                                -------------        --------------
     Total shareholders' equity                                       575,056               932,433

          Total liabilities and shareholders' equity              $ 2,454,942           $ 2,349,659
                                                                ==============       ==============

                THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF
                    THE CONSOLIDATED FINANCIAL STATEMENTS.

                            CORPORATE EXPRESS, INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                   (In thousands, except per share amounts)
                                  (Unaudited)


                                                             Three Months Ended                  Six Months Ended
                                                       ------------------------------       ------------------------------
                                                       August 1,         August 2,          August 1,          August 2,
                                                         1998               1997              1998               1997
                                                       -----------          ---------       -----------        -----------
Net sales                                              $ 1,118,162          $ 925,084       $ 2,226,222        $ 1,846,538
Cost of sales                                              858,683            708,560         1,708,973          1,412,210
                                                       -----------          ---------       -----------        -----------
   Gross profit                                            259,479            216,524           517,249            434,328
Warehouse operating and selling expenses                   180,262            160,426           363,087            321,183
Corporate general and administrative expenses               33,771             26,618            66,873             55,712
                                                       -----------          ---------       -----------        -----------
   Operating profit                                         45,446             29,480            87,289             57,433
Interest expense and other, net                             21,787              9,530            34,578             18,483
                                                       -----------          ---------       -----------        -----------
   Income before income taxes                               23,659             19,950            52,711             38,950
Income tax expense                                          10,623              8,298            23,667             15,798
                                                       -----------          ---------       -----------        -----------
   Income before minority interest                          13,036             11,652            29,044             23,152
Minority interest expense (income)                             761               (612)              957             (1,522)
                                                       -----------          ---------       -----------        -----------
   Income before extraordinary item                         12,275             12,264            28,087             24,674

Extraordinary item, net of tax:
  Loss on early extinguishment of debt                       4,477                  -             5,581                  -
                                                       -----------          ---------       -----------        -----------
   Net income                                          $     7,798          $  12,264       $    22,506        $    24,674
                                                       ===========          =========       ===========        ===========

Net income per share - Basic:
     Net income before extraordinary item              $      0.11          $    0.10       $      0.23        $      0.19
     Extraordinary item                                      (0.04)                 -             (0.04)                 -
                                                       -----------          ---------       -----------        -----------
     Net income                                        $      0.07          $    0.10       $      0.19        $      0.19
                                                       ===========          =========       ===========        ===========
Net income per share - Diluted:
     Net income before extraordinary item              $      0.11          $    0.09       $      0.22        $      0.19
     Extraordinary item                                      (0.04)                 -             (0.04)                 -
                                                       -----------          ---------       -----------        -----------
     Net income                                        $      0.07          $    0.09       $      0.18        $      0.19
                                                       ===========          =========       ===========        ===========


Weighted average common shares outstanding:
    Basic                                                  107,869            128,389           121,142            127,268
    Diluted                                                112,863            134,700           125,156            133,015


                THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF
                    THE CONSOLIDATED FINANCIAL STATEMENTS.

                             CORPORATE EXPRESS, INC.

                 CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY
                      (In thousands, except share amounts)
                                   (Unaudited)

                                                                                    Accumulated
                                            Common Stock          Additional           Other                         Treasury
                                      ------------------------      Paid-In        Comprehensive       Retained        Stock
                                         Shares       Amount        Capital       Income (Expense)     Earnings       Amount
                                         ------       ------        -------       ----------------     --------       ------
Balance, January 31, 1998             142,392,845      $ 28        $ 852,507      $      (11,989)      $ 91,887
Issuance of common stock                  780,118         1            5,706
Repurchase of 35,430,000 shares
  common stock                                                                                                       (383,980)
Tax benefit on non-qualified
   stock options exercised                                               285
Net income                                                                                               22,505
Other comprehensive income                                                                (1,894)
                                     -----------------------      -----------    -----------------    ----------  -------------
Balance, August 1, 1998               143,172,963      $ 29        $ 858,498      $      (13,883)      $114,392    $ (383,980)
                                     =======================      ===========    =================    ==========  =============

The accompanying notes are an integral part of the consolidated financial statements.

                            CORPORATE EXPRESS, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                (In thousands)
                                  (Unaudited)


                                                                            Six Months Ended
                                                                      -----------------------------
                                                                      August 1,          August 2,
                                                                         1998               1997
                                                                      -----------       -----------
Cash flows from operating activities:
      Net income                                                      $  22,506          $  24,674
      Adjustments to reconcile net income to net cash
            provided by (used in) operating activities:
        Depreciation                                                     25,860             19,734
        Amortization                                                     13,751             10,973
        Loss on early extinguishment of debt                              5,581                  -
        Minority interest (income) expense                                  957             (1,522)
        Other                                                             2,632              2,098
    Changes in assets and liabilities, excluding acquisitions:
        (Increase) decrease in accounts receivable                      (13,190)            10,768
        (Increase) decrease in inventory                                (11,798)            (9,778)
        (Increase) decrease in other current assets                      (7,905)             3,250
        (Increase) decrease in other assets                              (1,880)              (541)
        Increase (decrease) in accounts payable                         (17,704)           (10,307)
        Increase (decrease) in accrued liabilities                        8,642            (26,147)
                                                                      ---------          ---------
    Net cash provided by operating activities                            27,452             23,202
                                                                      ---------          ---------
    Cash flows from investing activities:
        Proceeds from sale of assets                                      1,146              1,837
        Capital expenditures                                            (46,878)           (53,609)
        Payment for acquisitions, net of cash acquired                  (25,664)           (20,484)
        Investment in marketable securities                                (270)            (3,870)
        Other, net                                                         (606)               (43)
                                                                      ---------          ---------
        Net cash used in investing activities                           (72,272)           (76,169)
                                                                      ---------          ---------
    Cash flows from financing activities:
        Issuance of common stock                                          2,412             10,907
        Repurchase of common stock                                     (383,980)                 -
        Debt issuance costs                                             (32,188)              (273)
        Proceeds from long-term borrowings                              616,012             20,929
        Repayments of long-term borrowings                              (20,470)           (33,402)
        Proceeds from short-term borrowings                               5,392              4,011
        Repayments of short-term borrowings                              (1,218)            (6,749)
        Net  proceeds from (payments on) line of credit                 (61,497)            26,802
        Cash paid to retire bonds                                       (93,747)                 -
        Other                                                                (9)               163
                                                                      ---------          ---------
    Net cash provided by financing activities                            30,707             22,388
                                                                      ---------          ---------
    Effect of foreign currency exchange rate changes on cash                 78               (572)
                                                                      ---------          ---------
    (Decrease) increase in cash and cash equivalents                    (14,035)           (31,151)
    Cash and cash equivalents, beginning of period                       44,362             58,993
                                                                      ---------          ---------
    Cash and cash equivalents, end of period                          $  30,327          $  27,842
                                                                      =========          =========

                THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF
                    THE CONSOLIDATED FINANCIAL STATEMENTS.

                           Corporate Express, Inc.
                  Notes to Consolidated Financial Statements

1.  BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES

    The consolidated financial statements include the accounts of Corporate Express, Inc. ("Corporate Express" or the "Company") and its majority-owned subsidiaries. Acquisitions accounted for as purchases are included in the accounts and operations as of the effective date of the acquisition and immaterial acquisitions accounted for as poolings of interests are included in the accounts and operations as of the beginning of the fiscal quarter in which the acquisition is effective. The Company accounts for its investments in less than 50% owned entities using the equity or cost methods. All intercompany balances and transactions have been eliminated.

    These financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, such interim statements reflect all adjustments (consisting of normal recurring accruals) necessary to present fairly the financial position and the results of operations and cash flows for the interim periods presented. The results of operations for these interim periods are not necessarily indicative of the results to be expected for the full year. These financial statements should be read in conjunction with the audited consolidated financial statements and footnotes included in the Company's Annual Report on Form 10-K for the eleven months ended January 31, 1998.

    In January 1998, the Company changed its fiscal year end from the end of February to January 31, 1998. The consolidated financial statements for the previously reported prior year second quarter have been restated to conform to the new fiscal year and, accordingly, reflect the three-month and six-month periods ended August 2, 1997. Certain reclassifications have been made to the consolidated financial statements for the three-month and six-month periods ended August 2, 1997 to conform to the three-month and six-month periods ended August 1, 1998 presentation. These reclassifications had no impact on net income.

    The Company capitalizes certain internal and external software acquisition and development costs that benefit future years. The amortization commencement is dependent on when the software is placed in service (for purchased software) or when the software is ready for its intended use (for internally developed software). All software is amortized over its economic useful life, which is three to seven years, using the straight-line method. Capitalized costs include, primarily, payments to outside firms for purchased software and for direct services related to the development of proprietary software (external costs), salaries and wages of individuals dedicated to the development of software (internal costs), and capitalized interest. The following table summarizes the periodic changes to capitalized software costs:

                             External  Internal  Interest   Gross    Amortization       Net
                             --------  --------  --------  --------  -------------   --------
                                                     (In thousands)

Balance, January 31, 1998     $62,469   $27,143    $6,070  $ 95,682       $(10,330)  $ 85,352
Additions                       9,629     8,676     2,393    20,698         (4,886)    15,812
                              -------   -------    ------  --------       --------   --------
Balance, August 1, 1998       $72,098   $35,819    $8,463  $116,380       $(15,216)  $101,164

    New Accounting Standards:

    In the first quarter of fiscal 1998, the Company adopted Statement of Financial Accounting Standards ("SFAS") No. 130, "Reporting Comprehensive Income:" Comprehensive income consists of net income, the change in the foreign currency translation adjustment and an unrealized holding gain or loss on marketable securities. Total comprehensive income for the three-month and six month-periods ended August 1, 1998 and August 2, 1997 were as follows:

                                                           Three Months Ended          Six Months Ended
                                                         ----------------------     ----------------------
                                                         August 1,    August 2,     August 1,    August 2,
                                                           1998         1997          1998         1997
                                                         ----------------------     ----------------------

Net income                                               $7,798        $12,264      $22,506       $24,674
Other comprehensive income:
    Unrealized foreign currency translation loss         (5,944)        (4,252)      (3,202)       (6,192)
    Unrealized gain (loss) on securities                   (254)         2,973        2,144        (1,066)
    Income tax expense related to items of other
      comprehensive income                                   99         (1,159)        (836)          416
                                                         ------         ------      -------       -------
Total comprehensive income (SFAS No. 130)                $1,699         $9,826      $20,612       $17,832
                                                         ======         ======      =======       =======

    The Company is required to adopt SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information," in the fourth quarter of fiscal 1998. SFAS No. 131 will supercede the business segment disclosure requirements currently in effect under SFAS No. 14. SFAS No. 131, among other things, establishes standards regarding the information a company is required to disclose about its operating segments and provides

                           Corporate Express, Inc.
                  Notes to Consolidated Financial Statements

guidance regarding what constitutes a reportable operating segment. The Company is currently evaluating disclosures under SFAS No. 131 compared to current disclosures.

    The Company is required to adopt the disclosure requirements of SFAS No. 132, "Employer's Disclosures about Pensions and Other Postretirement Benefits," in the fourth quarter of fiscal 1998. SFAS No. 132 revises disclosure requirements for such pension and postretirement benefit plans to, among other things, standardize certain disclosures and eliminate certain other disclosures no longer deemed useful. SFAS No. 132 does not change the measurement or recognition criteria for such plans.

    On March 4, 1998, the Accounting Standards Executive Committee (AcSEC) issued Statement of Position ("SOP") 98-1 providing guidance on accounting for the costs of computer software developed or obtained for internal use. The effective date of this pronouncement is for fiscal years beginning after December 15, 1998. The Company is in the process of reviewing its current policies for accounting for costs associated with internal software development projects and how they may be affected by SOP 98-1. The Company believes its current policies are materially consistent with the SOP; however, the ultimate impact on the Company's future results of operations has not yet been determined.

2.  ACCRUED PURCHASE COSTS

    In conjunction with acquisitions accounted for as purchases, the Company accrues certain of the direct external costs associated with closing redundant facilities of acquired companies, and severance and relocation payments for the acquired companies' employees. All consolidation projects are planned to be completed within two years of the acquisition date. Remaining balances primarily represent international and Data Documents Incorporated ("DDI") consolidation plans.

    The following table sets forth activity in the Company's accrued purchase costs liability account for the six months ended August 1, 1998:

                                                                               Disposition
                                            Facility     Redundant              of Assets
                                Total      Exit Costs   Facilities   Severance   & Other
                             ------------  -----------  -----------  ----------  --------
                                                    (In thousands)
Balance, January 31, 1998        $  9,378        $ 464       $3,128     $ 4,400    $1,386
Additions                           1,840          217          494       1,095        34
Payments/Utilization               (2,250)        (179)        (719)     (1,035)     (317)
                                 --------        -----       ------     -------    ------
Balance, August 1, 1998          $  8,968        $ 502       $2,903     $ 4,460    $1,103
                                 ========        =====       ======     =======    ======

3.  MERGER AND OTHER NONRECURRING CHARGES

    The Company accrues, among other things, costs to complete pooling of interests transactions, costs of merging and closing redundant facilities, and costs associated with personnel reductions and centralizing certain administrative functions.

                           Corporate Express, Inc.
                  Notes to Consolidated Financial Statements

    The following table sets forth activity in the Company's accrued merger and other non-recurring charges liability account for the six months ended August 1, 1998:

                                                  Balance     Cash        Non-      Balance
                                                   1/31/98  Payments   Cash Usage    8/1/98
                                                  --------  --------   ----------   -------
                                                            (In thousands)
  Merger transaction costs (1)                    $    611   $  (322)               $   289
  Employee severance and
   termination costs (2)                             9,696    (3,431)                 6,265
  Facility closure and consolidation costs (3)       5,205    (1,436)                 3,769
                                                  --------   -------                -------
  Accrued merger and related costs, balance         15,512    (5,189)                10,323
  Other asset write-downs and costs (4)              2,759       ---        $(265)    2,494
                                                  --------   -------        -----   -------
     Total                                        $ 18,271   $(5,189)       $(265)  $12,817
                                                  ========   =======        -----   =======

     There were no reversals of accrued merger and other non-recurring charges during the six months ended August 1, 1998.

(1) Merger transaction costs are the direct costs from the pooling of interests transactions and those direct costs incurred by DDI, and include legal, accounting, investment banking, printing, contract buy-outs and other related costs.
(2) Employee severance and termination costs are related to the elimination of duplicate management positions, facility closures and consolidations, and centralization of certain shared services. Of the 1,716 employees planned to be terminated, 830 have been terminated as of August 1, 1998. The Company expects to complete the facility closures and related terminations for the fiscal 1995 charge, which balance totals $1,396,000, and the fiscal 1996 charge, which balance totals $649,000, by the end of fiscal 1998. The centralization of certain shared services began in the second quarter of fiscal 1997 and will continue through fiscal 1998. The Company expects to complete the facility closures and related terminations for the fiscal year 1997 charge, which balance totals $4,220,000, by the end of fiscal 1998.
(3) Facility closure and consolidation costs are the estimated costs to close redundant facilities, lease costs and other costs associated with closed facilities. Of the 215 facilities planned to be closed or consolidated, 152 have been closed or consolidated as of August 1, 1998. The remaining facilities included in the fiscal 1995 and 1996 charges, and the facilities identified in the fiscal 1997 charge are expected to be closed by the end of fiscal 1998.
(4) Other asset write-downs and costs are recorded as contra assets, and include the expected loss on sale of assets and leasehold improvements and equipment being abandoned or written off as a result of the exit plans.
     The remaining balance primarily represents assets that will be disposed of in conjunction with facility closures, which are expected to be completed by the end of fiscal 1998.


4.  PRO FORMA ACQUISITION RESULTS

     Effective November 26, 1997 the Company issued approximately 10,740,000 shares of common stock in exchange for all of the outstanding stock of DDI, a provider of forms management services and systems, custom business forms and pressure-sensitive labels.

     The operating results of DDI are included in the Company's consolidated statement of operations from the effective date of the acquisition. The following pro forma financial information assumes the DDI acquisition occurred at the beginning of the three-month and six-month periods ended August 2, 1997 and is further adjusted to reflect goodwill amortization, revaluation of debt and the issuance of shares. These results have been prepared for comparative purposes only and do not purport to be indicative of what would have occurred had the transaction occurred at the beginning of the period, or of results which may occur in the future.

                           Corporate Express, Inc.
                  Notes to Consolidated Financial Statements

                                  Three Months Ended    Six Months Ended
                                    August 2, 1997       August 2, 1997
                                 --------------------  ------------------
                                 (In thousands, except per share amounts)
                                                 (Unaudited)

Net sales                                    $989,152          $1,974,455
Net income                                     14,494              28,884
Net income per share - Basic                     0.10                0.21
Net income per share  Diluted                    0.10                0.20


5.  REPURCHASE OF COMMON STOCK

        On April 10, 1998 the Company closed the Dutch Auction tender offer and purchased 35,000,000 shares tendered at a price of $10.75 per share. The 35,000,000 treasury shares resulting from this transaction are reflected on the balance sheet at cost of $376,250,000 plus applicable fees and expenses of approximately $3,000,000.

        The Company's Board of Directors recently authorized the repurchase of shares of common stock from time to time in open market transactions, block purchases, privately negotiated transactions and otherwise, at prevailing prices. Financing for such purchases is available through the Senior Secured Credit Facility (see Note 6), as well as from cash flow from operations. Accordingly, as of August 31, 1998, the Company purchased approximately 2,473,000 shares of its issued and outstanding common stock, par value $.0002 per share, of which 430,000 shares were purchased in the second fiscal quarter of 1998, and the balance was purchased in August 1998. These treasury shares are reflected on the balance sheet at cost. The Company intends to periodically purchase additional shares in open market transactions.

6.  DEBT

        On April 22, 1998, the Company executed a new $1 billion Senior Secured Credit Facility ("Senior Secured Credit Facility") consisting of a $250,000,000, seven-year term loan and a $750,000,000 five-year revolving credit facility and terminated the existing $500,000,000 Credit Facility ("Senior Credit Facility"). The Company has utilized borrowings under the new credit facility to fund the purchase of 35,000,000 shares of its common stock pursuant to its Dutch Auction tender offer, to repay and terminate the previously existing Senior Credit Facility and for general corporate and working capital requirements. The Senior Secured Credit Facility is guaranteed by substantially all domestic subsidiaries of the Company and is collateralized by all tangible and

                           Corporate Express, Inc.
                  Notes to Consolidated Financial Statements

intangible property of the guarantors, including inventory and receivables. At the borrower's option interest rates are at a base rate or a Eurodollar rate plus an applicable margin determined by a leverage ratio as defined in the loan agreements. The term loan's interest rate ranges from 0.25% to 0.75% above the revolving loan. The Company is subject to usual convenants customary for this type of facility including restrictions on dividends, additional borrowings and certain financial covenants. Approximately $1,810,000 of deferred financing costs related to the terminated Senior Credit Facility were expensed in the first quarter of fiscal 1998 and are reflected as an extraordinary item of $1,104,000, net of tax of $706,000.

     The Company settled an interest rate hedging contract based on $300,000,000 of U.S. Treasury notes related to the completed offering of the 9 5/8% Notes. The cost of the settlement of the contract was $7,271,000 and will be amortized over the ten-year term of the 9 5/8% Notes, bringing the effective interest rate of the debt instrument to 9.83%.

     On May 29, 1998 the Company issued at par $350,000,000 principal amount of unsecured 9 5/8% Senior Subordinated Notes due 2008 (the "9 5/8% Notes"). The 9 5/8% Notes are guaranteed by all material domestic subsidiaries of the Company and are subordinated in right of payment to all senior debt, which totals approximately $540,000,000 on August 1, 1998. On or after June 1, 2003 through maturity, the 9 5/8% Notes may be redeemed at the option of the Company, in whole or in part, at redemption rates ranging from 104.813% to 100%. At any time on or before June 1, 2001, the Company may redeem up to 35% of the 9 5/8% Notes with the net cash proceeds of one or more public equity offerings at a redemption price equal to 109.625% of the principal amount thereof, subject to certain restrictions. Semi-annual interest payments are due on June 1 and December 1 commencing on December 1, 1998. A portion of the proceeds from the sale of the 9 5/8% Notes was used to repay prior to maturity substantially all of the $90,000,000 9 1/8% Senior Subordinated Notes Series B due 2004 ("the 9 1/8% Notes") and to repay $245,000,000 on the Senior Secured Credit Facility.
As a result of the early extinguishment of the 9 1/8% Notes, the Company recorded an extraordinary loss of $4,477,000, net of tax of $2,862,000, in the second quarter of fiscal 1998.

7.   CONTINGENCIES

     In the normal course of business, the Company is subject to certain legal proceedings. In the opinion of management, the outcome of such litigation will not have a material adverse effect on the Company's financial position or operating results. The Company has a dispute with a former shareholder of a company acquired by the Company in fiscal 1996. No legal proceedings have been commenced by the shareholder, and the Company cannot determine if any legal action will be initiated, or the results or materiality of any such action.

8.    EARNINGS PER SHARE

      Basic and diluted earnings per share are calculated as follows:

                                                               (unaudited)
                                            -----------------------------------------------
                                              Three Months Ended        Six Months Ended
                                            -----------------------  ----------------------
                                             August 1,    August 2,   August 1,   August 2,
                                                1998        1997        1998        1997
                                            -----------------------  ----------------------
                                                 (In thousands, except per share data)
  Numerator for basic and diluted EPS:
     Income before extraordinary item       $    12,275    $ 12,264  $   28,087    $ 24,674
     Extraordinary item                           4,477         ---       5,581          --
                                            -----------    --------  ----------    --------
     Net income                             $     7,798    $ 12,264  $   22,506    $ 24,674
                                            ===========    ========  ==========    ========

  Basic EPS Calculation:
  Denominator:
     Average common shares outstanding          107,869 (1) 128,389     121,142(1)  127,268
                                            ===========    ========  ==========    ========

  Earnings per common share:
     Income before extraordinary item       $      0.11    $   0.10  $     0.23    $   0.19
     Extraordinary item                           (0.04)         --       (0.04)         --
                                            -----------    --------  ----------    --------
     Net income                             $      0.07    $   0.10  $     0.19    $   0.19
                                            ===========    ========  ==========    ========

  Diluted EPS Calculation:
  Denominator (2):
     Basic shares                               107,869     128,389     121,142     127,268
     Dilutive stock options and warrants          4,994       6,311       4,014       5,747
                                            -----------    --------  ----------    --------
     Diluted shares                             112,863     134,700     125,156     133,015
                                            ===========    ========  ==========    ========

  Earnings per common share:
     Income before extraordinary item       $      0.11    $   0.09  $     0.22    $   0.19
     Extraordinary item                           (0.04)        ---       (0.04)         --
                                            -----------    --------  ----------    --------

                           Corporate Express, Inc.
                  Notes to Consolidated Financial Statements

     Net income                             $      0.07    $   0.09  $     0.18    $   0.19
                                            ===========    ========  ==========    ========

(1) Reflects the shares repurchased on the April 10, 1998 and June 16, 1998 purchase dates.
(2) The number of antidilutive stock options omitted from the denominator was approximately 5,278,000 and 6,714,000 for the three-month periods ended August 1, 1998 and August 2, 1997, respectively, and approximately 5,964,000 and 7,221,000 for the corresponding six-month periods. Also excluded from the calculation are the Convertible Notes with an exercise price of $33.33 per share which is greater than the average market price of the common shares.

                            CORPORATE EXPRESS, INC.
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


9.   SUPPLEMENTAL GUARANTOR INFORMATION

     On May 29, 1998, CEX Holdings, Inc. ("CEX Holdings" or the "Issuer"), a wholly owned subsidiary of the Registrant, completed a private placement of $350 million principal amount of 9.625% Senior Subordinated Notes due 2008 (the "Notes"). The Notes are fully and unconditionally guaranteed on a joint and several basis by the Registrant (the "Parent Guarantor") and certain of the Registrant's subsidiaries. Substantially all of the Issuer's income and cash flow is generated by its subsidiaries. As a result, funds necessary to meet the Issuer's debt service obligations are provided in large part by distributions or advances from its subsidiaries. Under certain circumstances, contractual and legal restrictions, as well as the financial condition and operating requirements of the Issuer's subsidiaries, could limit the Issuer's ability to obtain cash from its subsidiaries for the purpose of meeting its debt service obligations, including the payment of principal and interest on the Notes.

     The following information sets forth the condensed consolidating balance sheet of the Registrant as of August 1, 1998 and condensed consolidating statements of operations and cash flows for the three and six months ended August 1, 1998 and August 2, 1997. Investments in subsidiaries are accounted for on the equity method; accordingly entries necessary to consolidate the Parent Guarantor, CEX Holdings, Inc., and all of its subsidiaries are reflected in the eliminations column. Separate complete financial statements of the Issuer (CEX Holdings) and the Subsidiary Guarantors would not provide additional material information that would be useful in assessing the financial composition of the Guarantors.

                            CORPORATE EXPRESS, INC.
                     CONDENSED CONSOLIDATING BALANCE SHEET
                                August 1, 1998

                                                                                        Subsidiary
                                        Parent         Issuer          Subsidiary          Non
                                       Guarantor       of Notes        Guarantors       Guarantors     Eliminations    Consolidated
                                       ---------      ----------      ------------     ------------   --------------  -------------
ASSETS

Current assets:
        Cash and cash equivalents      $      -       $    2,196      $     22,914     $      5,217                -  $      30,327
        Trade accounts receivable, net        -                -           484,837          168,353                -        653,190
        Notes and other receivables           -                -            76,196           15,090                -         91,286
        Inventories                           -                -           209,923           59,612                -        269,535
        Deferred income taxes                 -                -            28,689            6,233                -         34,922
        Other current assets              3,431                -            35,378            7,798                -         46,607
                                       --------       ----------      ------------     ------------   --------------  -------------
             Total current assets         3,431            2,196           857,937          262,303                -      1,125,867

Property and Equipment:
       Land                                   -                -            16,082            1,342                -         17,424
       Buildings and leasehold
          improvements                        -                -           120,592           13,280                -        133,872
       Property and equipment                 -                -           331,209           39,547                -        370,756
                                       --------       ----------      ------------     ------------   --------------  -------------
                                              -                -           467,883           54,169                -        522,052

       Less accumulated depreciation          -                -          (134,849)         (15,417)               -       (150,266)
                                       --------       ----------      ------------     ------------   --------------  -------------

       Net property and equipment             -                -           333,034           38,752                -        371,786

       Goodwill, net                          -                -           663,155          193,525                -        856,680
       Net investment in and advances
          to subsidiaries               894,260        1,635,996           130,627         (130,627)      (2,530,256)             -
       Other assets, net                  3,648           60,454            24,381           12,126                -        100,609
                                       --------       ----------      ------------     ------------   --------------  -------------
             Total assets              $901,339       $1,698,646      $  2,009,134     $    376,079   $   (2,530,256) $   2,454,942
                                       ========       ==========      ============     ============   ==============  =============

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
       Accounts payable - trade               -                -           257,452          103,293                -        360,745
       Accounts payable - acquisition         -                -               133              852                -            985
       Accrued payroll and benefits           -                -            50,031            8,473                -         58,504
       Accrued purchase costs                 -                -             3,055            5,913                -          8,968
       Accrued merger and related costs       -                -             9,849              474                -         10,323
       Other accrued liabilities          1,283            6,415            55,507           24,965                -         88,170
       Current portion of long-term debt
          and capital leases                  -            2,500            10,288           51,645                -         64,433
                                       --------       ----------      ------------     ------------   --------------  -------------
             Total current liabilities    1,283            8,915           386,315          195,615                -        592,128

       Capital lease obligations              -                -             4,822            2,734                -          7,556
       Long-term debt                   325,000          794,786            32,277           31,226                -      1,183,289
       Deferred tax liability                 -              685            60,138              352                -         61,175
       Minority interest                      -                -               116           19,031                -         19,147
       Other non-current liabilities          -                -             7,915            8,676                -         16,591
                                       --------       ----------      ------------     ------------   --------------  -------------
             Total liabilities          326,283          804,386           491,583          257,634                -      1,879,886

             Total shareholders' equity 575,056          894,260         1,517,551          118,445       (2,530,256)       575,056
                                       --------       ----------      ------------     ------------   --------------  -------------

             Total liabilities and
              shareholders' equity     $901,339       $1,698,646      $  2,009,134     $    376,079   $   (2,530,256) $   2,454,942
                                       ========       ==========      ============     ============   ==============  =============

                            CORPORATE EXPRESS, INC.
                CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS
                       Three Months Ended August 1, 1998

                                                                               Subsidiary
                            Parent          Issuer          Subsidiary            Non
                          Guarantor        of Notes         Guarantors         Guarantors       Eliminations      Consolidated
                          ---------        --------         ----------         ----------       ------------      ------------
Net sales                  $     -          $     -          $ 896,438          $ 221,724         $      -        $ 1,118,162
Cost of sales                    -                -            683,837            174,846                -            858,683
Equity in subsidiary
  earnings                  10,084           22,472                  -                  -          (32,556)                 -
                          ---------        --------         ----------         ----------       ------------      ------------
    Gross profit            10,084           22,472            212,601             46,878          (32,556)           259,479

Warehouse operating and
  selling expenses               -                -            144,136             36,126                -            180,262
Corporate general and
  administrative expenses        -                -             28,427              5,344                -             33,771
                          ---------        --------         ----------         ----------       ------------      ------------
    Operating profit        10,084           22,472             40,038              5,408          (32,556)            45,446

Interest expense and other,
  net                        4,114           14,201                387              3,085                -             21,787
                          ---------        --------         ----------         ----------       ------------      ------------
    Income before income
      taxes                  5,970            8,271             39,651              2,323          (32,556)            23,659

Income tax expense
  (benefit)                 (1,828)          (6,290)            17,596              1,145                -             10,623
                          ---------        --------         ----------         ----------       ------------      ------------
    Income before minority
      interest               7,798           14,561             22,055              1,178          (32,556)            13,036

Minority interest expense        -                -                  -                761                -                761
                          ---------        --------         ----------         ----------       ------------      ------------
    Income before
      extraordinary items    7,798           14,561             22,055                417          (32,556)            12,275

Extraordinary item:

    Loss on early
      extinguishment of
      debt                       -            4,477                  -                  -                -              4,477
                          ---------        --------         ----------         ----------       ------------      ------------
    Net income             $ 7,798         $ 10,084           $ 22,055              $ 417         $(32,556)       $     7,798
                          =========        ========         ==========         ==========       ============      ============

                            CORPORATE EXPRESS, INC.
                CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS
                       Three Months Ended August 2, 1997

                                                                                   Subsidiary
                                     Parent         Issuer        Subsidiary           Non
                                   Guarantor       of Notes       Guarantors        Guarantors      Eliminations     Consolidated
                                   ---------       --------       ----------        ----------      ------------     ------------
Net sales                          $      -        $     -           751,841          173,243                -           925,084
Cost of sales                             -              -           574,847          133,713                -           708,560
Equity in subsidiary earnings        14,851         16,374                 -                -          (31,225)                -
                                   ---------       --------       ----------        ----------      ------------     ------------
      Gross profit                   14,851         16,374           176,994           39,530          (31,225)          216,524

Warehouse operating and selling
  expenses                                -              -           127,511           32,915                -           160,426
Corporate general and
  administrative expenses                 -              -            22,043            4,575                -            26,618
                                   ---------       --------       ----------        ----------      ------------     ------------
      Operating profit               14,851         16,374            27,440            2,040          (31,225)           29,480

Interest expense and other, net       4,285          2,525               664            2,056                -             9,530
                                   ---------       --------       ----------        ----------      ------------     ------------
      Income before income taxes     10,566         13,849            26,776              (16)         (31,225)           19,950

Income tax expense (benefit)         (1,698)        (1,002)           10,626              372                -             8,298
                                   ---------       --------       ----------        ----------      ------------     ------------
      Income before minority
        interest                     12,264         14,851            16,150             (388)         (31,225)           11,652

Minority interest expense (income)        -              -                 -             (612)               -              (612)
                                   ---------       --------       ----------        ----------      ------------     ------------
      Net income                   $ 12,264        $14,851          $ 16,150            $ 224        $ (31,225)         $ 12,264
                                   =========       ========       ==========        ==========      ============     ============

                            CORPORATE EXPRESS, INC.
                CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS
                        Six Months Ended August 1, 1998

                                         Parent        Issuer         Subsidiary          Non
                                        Guarantor     of Notes        Guarantors       Guarantors    Eliminations     Consolidated
                                        ---------     --------       -----------       ----------    ------------     ------------
Net sales                               $       -     $      -       $ 1,782,571       $ 443,651     $          -     $  2,226,222
Cost of sales                                   -            -         1,358,869         350,104                         1,708,973
Equity in subsidiary earnings              27,109       43,493                 -               -          (70,602)               -
                                        ---------     --------       -----------       ---------     ------------     ------------

      Gross profit                         27,109       43,493           423,702          93,547          (70,602)         517,249

Warehouse operating and selling
   expenses                                     -            -           291,317          71,770                -          363,087
Corporate general and administrative
   expenses                                     -            -            56,201          10,672                -           66,873
                                        ---------     --------       -----------       ---------     ------------     ------------
      Operating profit                     27,109       43,493            76,184          11,105          (70,602)          87,289

Interest expense and other, net             8,248       19,361             1,217           5,752                -           34,578
                                        ---------     --------       -----------       ---------     ------------     ------------

      Income before income taxes           18,861       24,132            74,967           5,353          (70,602)          52,711

Income tax expense (benefit)               (3,645)      (8,558)           33,116           2,754                -           23,667
                                        ---------     --------       -----------       ---------     ------------     ------------

      Income before minority interest      22,506       32,690            41,851           2,599          (70,602)          29,044

Minority interest expense                       -            -                 -             957                -              957
                                        ---------     --------       -----------       ---------     ------------     ------------

      Income before extraordinary items    22,506       32,690            41,851           1,642          (70,602)          28,087

Extraordinary item, net of tax:

      Loss on early extinguishment of
        debt                                    -        5,581                 -               -                -            5,581
                                        ---------     --------       -----------       ---------     ------------     ------------

      Net income                        $  22,506     $ 27,109       $    41,851       $   1,642     $    (70,602)    $     22,506
                                        =========     ========       ===========       =========     ============     ============

                            CORPORATE EXPRESS, INC.
                CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS
                        Six Months Ended August 2, 1997

                                                                                 Subsidiary
                                 Parent          Issuer        Subsidiary           Non
                                Guarantor       of Notes        Guarantors       Guarantors       Eliminations      Consolidated
                               -----------     ----------      ------------     ------------     --------------    --------------
Net sales                      $         -     $        -      $  1,498,605     $    347,933     $            -    $    1,846,538
Cost of sales                            -              -         1,144,683          267,527                  -         1,412,210
Equity in subsidiary
  earnings                          29,651         32,726                 -                -            (62,377)                -
                               -----------     ----------      ------------     ------------     --------------    --------------

    Gross profit                    29,651         32,726           353,922           80,406            (62,377)          434,328

Warehouse operating and
  selling expenses                       -              -           254,088           67,095                  -           321,183
Corporate general and
  administrative expenses                -              -            46,029            9,683                  -            55,712
                               -----------     ----------      ------------     ------------     --------------    --------------

    Operating profit                29,651         32,726            53,805            3,628            (62,377)           57,433

Interest expense and other,
  net                                8,188          5,059               367            4,869                  -            18,483
                               -----------     ----------      ------------     ------------     --------------    --------------

    Income before income taxes      21,463         27,667            53,438           (1,241)           (62,377)           38,950

Income tax expense (benefit)        (3,211)        (1,984)           20,958               35                  -            15,798
                               -----------     ----------      ------------     ------------     --------------    --------------

    Income before minority
      interest                      24,674         29,651            32,480           (1,276)           (62,377)           23,152

Minority interest income                 -              -                 -            1,522                  -             1,522
                               -----------     ----------      ------------     ------------     --------------    --------------

    Net income                 $    24,674     $   29,651      $     32,480     $        246     $      (62,377)   $       24,674
                               ===========     ==========      ============     ============     ==============    ==============

                            CORPORATE EXPRESS, INC.
                CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS
                     Six Months Ended August 1, 1998

                                                                                                       Subsidiary
                                                     Parent          Issuer         Subsidiary            Non
                                                    Guarantor       of Notes        Guarantors         Guarantors       Consolidated
                                                    ---------       --------        ----------         ----------       ------------
Net cash provided by (used in) operating
  activities                                        $ (11,385)      $ (7,351)       $   25,011         $   21,177        $   27,452
                                                    ---------       --------        ----------         ----------        ----------
Cash flows from investing activities:
      Proceeds from sale of assets                          -              -               944                202             1,146
      Capital expenditures                                  -              -           (42,583)            (4,295)          (46,878)
      Payment for acquisitions, net of cash acquired        -              -            (3,207)           (22,457)          (25,664)
      Investment in marketable securities                   -           (270)                -                                 (270)
      Other, net                                            -              -              (734)               128              (606)
                                                    ---------       --------        ----------         ----------       -----------
Net cash used in investing activities                       -           (270)          (45,580)           (26,422)          (72,272)
                                                    ---------       --------        ----------         ----------       -----------
Cash flows from financing activities:
      Issuance of common stock                          2,412              -                 -                                2,412
      Repurchase of common stock                     (383,980)             -                 -                             (383,980)
      Debt issuance costs                                   -        (32,171)              (17)                             (32,188)
      Proceeds from long-term borrowings                    -        600,000               797            15,215            616,012
      Repayments of long-term borrowings                    -           (625)          (10,714)           (9,131)           (20,470)
      Proceeds from short-term borrowings                   -              -                 -             5,392              5,392
      Repayments of short-term borrowings                   -              -               809            (2,027)            (1,218)
      Net proceeds from (payments on) line of credit        -        (57,331)           11,224           (15,390)           (61,497)
      Cash paid to retire bonds                             -        (93,747)                -                 -            (93,747)
      Net activity in investment in and advances            -              -                 -                 -
        to (from) subsidiaries                        392,953       (406,682)            8,018             5,711                  -
      Other                                                 -              -                (9)                -                 (9)
                                                    ---------       --------        ----------         ---------        -----------
Net cash provided by (used in) financing activities    11,385          9,444            10,108              (230)            30,707
                                                    ---------       --------        ----------         ---------        -----------
Effect of foreign currency exchange rates changes
  on cash                                                   -              -              (467)              545                 78
                                                    ---------       --------        ----------         ---------        -----------
Increase (decrease) in cash and cash equivalents            -          1,823           (10,928)           (4,930)           (14,035)

Cash and cash equivalents, beginning of period              -            372            33,843            10,147             44,362
                                                    ---------       --------        ----------         ---------       ------------

Cash and cash equivalents, end of period            $       -      $   2,195        $   22,915         $   5,217       $     30,327
                                                    =========      =========        ==========         =========       ============

                            CORPORATE EXPRESS, INC
                CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS
                        Six Months Ended August 2, 1997

                                                                                                        Subsidiary
                                                         Parent           Issuer       Subsidiary          Non
                                                       Guarantor        of Notes       Guarantors       Guarantors    Consolidated
                                                       ---------        --------       ----------       ----------    ------------
Net cash provided by (used in) operating activities    $  (4,102)       $ (2,765)      $    8,602       $   21,467    $     23,202
                                                       ---------        --------       ----------       ----------    ------------

Cash flows from investing activities:
       Proceeds from sale of assets                            -               -            1,627              210           1,837
       Capital expenditures                                    -               -          (43,202)         (10,407)        (53,609)
       Payment for acquisitions, net of cash acquired          -               -           (4,398)         (16,086)        (20,484)
       Investment in marketable securities                     -               -           (2,965)            (905)         (3,870)
       Investment in foreign subsidiaries                      -               -            2,561           (2,561)              -
       Other, net                                              -               -              737             (780)            (43)
                                                       ---------        --------       ----------       ----------    ------------
Net cash used in investing activities                          -               -          (45,640)         (30,529)        (76,169)

Cash flows from financing activities:                          -               -                -                -               -
       Issuance of common stock                           10,907               -                -                -          10,907
       Purchase of treasury stock                              -               -                -                -               -
       Debt issuance costs                                  (246)            (32)               5                -            (273)
       Proceeds from long-term borrowings                      -               -            2,898           18,031          20,929
       Repayments of long-term borrowings                      -               -           (7,983)         (25,419)        (33,402)
       Proceeds from short-term borrowings                     -               -              272            3,739           4,011
       Repayments of short-term borrowings                     -               -           (5,307)          (1,442)         (6,749)
       Net proceeds from (payments on) line of credit          -          10,020            4,734           12,048          26,802
       Other                                                   -               -              133               30             163
       Intercompany                                       (6,559)         (5,028)          11,587                -               -
                                                       ---------        --------       ----------       ----------    ------------
Net cash provided by financing activities                  4,102           4,960            6,339            6,987          22,388

Effect of foreign currency exchange rates changes on
    cash                                                       -               -             (303)            (269)           (572)
                                                       ---------        --------       ----------       ----------    ------------

Increase (decrease) in cash and cash equivalents               -           2,195          (31,002)          (2,344)        (31,151)

Cash and cash equivalents, beginning of period                 -               -           52,617            6,376          58,993
                                                       ---------        --------       ----------       ----------    ------------

Cash and cash equivalents, end of period               $       -        $  2,195       $   21,615       $    4,032    $     27,842
                                                       =========        ========       ==========       ==========    ============

(B) DDI CONSOLIDATED FINANCIAL STATEMENTS FOR THE QUARTERLY PERIOD ENDED SEPTEMBER 30, 1997

     There has been no change to the previously filed consolidated financial statements contained in DDI's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 1997.

PART I - FINANCIAL INFORMATION
ITEM I. - FINANCIAL STATEMENTS

DATA DOCUMENTS INCORPORATED AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
SEPTEMBER 30, 1997 AND DECEMBER 31, 1996
(COLUMNAR AMOUNTS IN THOUSANDS)
--------------------------------------------------------------------------------

                                                                                       SEPTEMBER 30,  DECEMBER 31,
                                                                                       ---------------------------
                                                                                           1997          1996
                                                                                        ---------      ---------
                                                                                       (UNAUDITED)
ASSETS

CURRENT ASSETS:
  Cash and cash equivalents                                                             $   1,371      $  11,151
  Accounts receivable, net of allowance of $506,000 and $311,000                           36,817         31,459
  Inventories (Note B)                                                                     39,480         37,979
  Other current assets                                                                      1,474            898
                                                                                        ---------      ---------
           Total Current Assets                                                            79,142         81,487

PROPERTY, PLANT AND EQUIPMENT                                                              43,632         37,328
GOODWILL, net of accumulated amortization of $3,039,000 and $2,689,000                     18,437          9,837
DEFERRED FINANCING COSTS AND OTHER ASSETS                                                   5,441          5,325
                                                                                        ---------      ---------
                                                                                        $ 146,652      $ 133,977
                                                                                        =========      =========
LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Accounts payable and accrued liabilities                                              $  20,165      $  18,566
  Accrued compensation                                                                      3,584          3,453
  Accrued interest payable                                                                  2,071          4,072
  Current maturities of long-term obligations                                               3,892            934
  Current and deferred income taxes                                                           243          1,017
                                                                                        ---------      ---------
           Total Current Liabilities                                                       29,955         28,042

POST-RETIREMENT BENEFITS                                                                    1,905          1,881
LONG-TERM OBLIGATIONS, net of current maturities                                           65,578         63,965
DEFERRED INCOME TAXES                                                                       3,040          2,413

COMMITMENTS AND CONTINGENCIES (Note C)


COMMON STOCKHOLDERS' EQUITY:
  Preferred stock, $0.01 par value; 5,000,000 shares authorized; none issued                 --             --
  Common stock, $0.001 par value; 15,000,000 shares authorized; 9,979,833 and
  9,564,831 shares issued; 9,710,226 and 9,295,224 shares outstanding, respectively            10             10
  Additional paid-in capital                                                               32,024         32,020
  Retained earnings                                                                        14,328          5,881
  Stockholder notes receivable                                                               (188)          (235)
  Treasury stock, 269,607 shares acquired at no cost                                         --             --
                                                                                        ---------      ---------
           Total Common Stockholders' Equity                                               46,174         37,676
                                                                                        ---------      ---------
                                                                                        $ 146,652      $ 133,977
                                                                                        =========      =========

See Notes to Consolidated Financial Statements.

DATA DOCUMENTS INCORPORATED AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS
(COLUMNAR AMOUNTS IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

--------------------------------------------------------------------------------

                                                      THREE MONTHS ENDED          NINE MONTHS ENDED
                                                        SEPTEMBER 30,                SEPTEMBER 30,
                                                --------------------------    --------------------------
                                                    1997           1996           1997          1996
                                                -----------    -----------    -----------    -----------
                                                        (UNAUDITED)                   (UNAUDITED)

NET SALES                                       $    65,687    $    59,794    $   192,081    $   184,472

COST OF GOODS SOLD                                   48,677         43,638        142,015        135,880
                                                -----------    -----------    -----------    -----------
           Gross Profit                              17,010         16,156         50,066         48,592

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES          9,927          9,484         28,936         28,286
                                                -----------    -----------    -----------    -----------

           Operating Income                           7,083          6,672         21,130         20,306

DEBT EXPENSE, including amortization of
  $203,000, $206,000, $602,000 and $621,000           2,326          2,416          6,933          7,376
                                                -----------    -----------    -----------    -----------

INCOME BEFORE INCOME TAXES                            4,757          4,256         14,197         12,930

INCOME TAX EXPENSE                                    1,932          1,726          5,750          5,246
                                                -----------    -----------    -----------    -----------
INCOME BEFORE EXTRAORDINARY ITEM                      2,825          2,530          8,447          7,684

EXTRAORDINARY ITEM, net of tax (Note D)                --             --             --              (54)
                                                -----------    -----------    -----------    -----------
NET INCOME                                      $     2,825    $     2,530    $     8,447    $     7,630
                                                ===========    ===========    ===========    ===========

EARNINGS PER COMMON SHARE:
  Primary:
    Income before extraordinary item            $      0.28    $      0.25    $      0.85    $      0.77
    Extraordinary item                                 --             --             --             --
                                                -----------    -----------    -----------    -----------
      Net Income                                $      0.28    $      0.25    $      0.85    $      0.77
                                                ===========    ===========    ===========    ===========

WEIGHTED AVERAGE COMMON AND
  COMMON EQUIVALENT SHARES
  OUTSTANDING:
    Primary                                      10,050,942      9,955,759      9,987,460      9,940,141
                                                ===========    ===========    ===========    ===========

See Notes to Consolidated Financial Statements.

DATA DOCUMENTS INCORPORATED AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
(COLUMNAR AMOUNTS IN THOUSANDS)
--------------------------------------------------------------------------------

                                                                                     NINE MONTHS ENDED
                                                                                       SEPTEMBER 30,
                                                                                   ---------------------
                                                                                     1997         1996
                                                                                   --------     --------
                                                                                  (UNAUDITED) (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                                                                       $  8,447     $  7,630
 Adjustments to reconcile net income to net cash flows from operating activities:
      Depreciation                                                                    3,080        3,123
      Amortization of intangibles                                                     1,236        1,091
      Extraordinary item                                                               --             37
      Provision for deferred income taxes                                              (482)        (309)
      Gain on sale of property, plant and equipment                                     (16)         (65)
      Changes in operating assets and liabilities (net of effects from purchase of Moore Labels, Inc.):
        Accounts receivable                                                          (3,954)       2,710
        Inventories                                                                    (787)         994
        Other current assets                                                           (177)        (370)
        Accounts payable and accrued liabilities                                      1,272        1,297
        Accrued interest                                                             (2,001)      (1,884)
        Current taxes on income and other                                              (337)         402
        Other assets                                                                   (283)         380
                                                                                   --------     --------
           Net cash flows from operating activities                                   5,998       15,036
                                                                                   --------     --------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures                                                               (3,819)      (3,222)
  Proceeds from the sale of property, plant and equipment                                28          117
  Investment in Moore Labels, Inc. - net of cash acquired                           (13,972)        --
                                                                                   --------     --------
           Net cash flows from investing activities                                 (17,763)      (3,105)
                                                                                   --------     --------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from debt                                                                  2,790         --
  Payment of debt                                                                      (724)      (1,239)
  Change in liability for outstanding checks                                           (132)      (3,034)
  Payments for stock registration costs                                                --           (142)
  Proceeds from exchange of stock options and warrants                                    4         --
  Principal receipts on stockholder notes receivable                                     47           23
                                                                                   --------     --------
          Net cash flows from financing activities                                    1,985       (4,392)
                                                                                   --------     --------

NET CHANGE IN CASH                                                                   (9,780)       7,539

CASH AND CASH EQUIVALENTS, Beginning of period                                       11,151        2,024
                                                                                   --------     --------

CASH AND CASH EQUIVALENTS, End of period                                           $  1,371     $  9,563
                                                                                   ========     ========

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
  Cash paid during the period for:
    Interest                                                                       $  8,719     $  8,822
                                                                                   ========     ========

    Income taxes                                                                   $  6,573     $  4,986
                                                                                   ========     ========

See Notes to Consolidated Financial Statements.

DATA DOCUMENTS INCORPORATED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 1997 AND 1996
(UNAUDITED)
--------------------------------------------------------------------------------

A.   MANAGEMENT STATEMENTS

     The consolidated financial statements of DATA DOCUMENTS INCORPORATED (Data Documents) include the accounts of its wholly-owned subsidiaries Data Documents, Inc. (DDI), PBF Washington, Inc. (PBF), Cal Emblem Labels, Inc. (Cal Emblem) and Moore Labels, Inc. (Moore Labels). The summarized financial information of DDI (see Note E) include the accounts of its wholly-owned subsidiaries PBF, Cal Emblem and Moore Labels. All significant intercompany transactions and accounts have been eliminated during consolidation.

     The consolidated financial statements of the Company contained herein should be read in conjunction with the financial statements included in the Company's Annual Report on Form 10-K for the year ended December 31, 1996.

     The consolidated financial statements are unaudited and reflect all adjustments (consisting only of normal and recurring adjustments) that are, in the opinion of management, necessary for a fair presentation of the financial position, results of operations and cash flows for the interim periods. The results of operations and cash flows for the nine months ended September 30, 1997 are not necessarily indicative of the results for the year ending December 31, 1997.

     Certain reclassifications have been made to the 1996 financial statements to conform to those classifications used in 1997.

B.   INVENTORIES

     Inventories consisted of (in thousands):

                                                     SEPTEMBER 30,           DECEMBER 31,
                                                    ----------------------------------------
                                                          1997                   1996
                                                      (UNAUDITED)
     Finished goods                                     $  29,832              $ 28,739
     Work in process                                        1,397                 1,264
     Raw materials                                          7,243                 7,032
     Supplies and spare parts                               1,008                   944
                                                        ---------              --------
                                                        $  39,480              $ 37,979
                                                        =========              ========

     Substantially all inventories were valued using the LIFO method. If the FIFO method of inventory accounting had been used, inventories would have been lower than reported by $4,676,000 and $3,500,000 at September 30, 1997 and December 31, 1996, respectively. On a FIFO basis, operating income would have been lower by $890,000 and $710,000, respectively, for the three months ended September 30, 1997 and September 30, 1996, and $1,176,000 and $1,852,000 for the nine months ended September 30, 1997 and September 30, 1996. The FIFO cost of inventories approximates replacement cost.

C.   COMMITMENTS AND CONTINGENCIES

     The Company is subject to lawsuits and claims which arise out of the normal course of its business. In the opinion of management, the disposition of such claims will not have a material adverse effect on the Company's financial position or results of operations.

D.   EXTRAORDINARY ITEM

     In June 1996, the Company incurred an extraordinary charge of $54,000, net of income tax benefit of $34,000, for the write-off of unamortized deferred financing costs, unamortized original issue discount, and certain premium on reacquisition associated with the repurchase of $500,000 of Senior Notes.

E.   SUMMARIZED FINANCIAL INFORMATION

     Following is the summarized financial information of DDI and its subsidiaries (in thousands):

                                              SEPTEMBER 30,         DECEMBER 31,
                                             -----------------------------------
                                                  1997                  1996
                                               (UNAUDITED)
     Current assets                             $ 79,142             $ 81,487
     Noncurrent assets                          $ 67,510             $ 52,490
     Current liabilities                        $ 29,955             $ 28,042
     Noncurrent liabilities                     $ 70,523             $ 68,259

                                       THREE MONTHS ENDED                  NINE MONTHS ENDED
                                          SEPTEMBER 30,                      SEPTEMBER 30,
                                ---------------------------         ---------------------------
                                    1997             1996               1997            1996
                                           (UNAUDITED)                      (UNAUDITED)
     Net sales                  $  65,687        $  59,794          $  192,081       $  184,472
     Gross profit               $  17,010        $  16,156          $   50,066       $   48,592
     Net income                 $   2,825        $   2,530          $    8,447       $    7,630

     Following is the summarized financial information of PBF and Cal Emblem (wholly-owned subsidiaries of DDI), which are guarantors of the Senior Notes.

                                              SEPTEMBER 30,        DECEMBER 31,
                                             ----------------------------------
                                                   1997                1996
                                               (UNAUDITED)

     Current assets                            $   6,977           $    6,849
     Noncurrent assets                         $   9,312           $    8,813
     Current liabilities                       $   7,523           $    7,474
     Noncurrent liabilities                    $     629           $      883

                                    THREE MONTHS ENDED                 NINE MONTHS ENDED
                                       SEPTEMBER 30,                     SEPTEMBER 30,
                             ---------------------------         -------------------------------
                                 1997             1996               1997                 1996
                                      (UNAUDITED)                           (UNAUDITED)
     Net sales               $   8,069        $   8,489          $   24,814           $   25,169
     Gross profit            $   1,577        $   1,866          $    4,950           $    5,114
     Net income              $     229        $     368          $      832           $      755

F.   RECENTLY ISSUED ACCOUNTING STANDARDS

     In June 1996, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards (SFAS) No. 125, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities, which established accounting and reporting standards for such transfers. The Company has adopted SFAS No. 125 effective January 1, 1997 as required. The impact on the Company's financial position and results of operations was not material.

     In February 1997, the Financial Accounting Standards Board issued SFAS No. 128, Earnings Per Share, which specifies the computation, presentation and disclosure requirements for earnings per share. SFAS No. 128 is applicable for fiscal years ending after December 15, 1997. The objective of the statement is to simplify the computation of earnings per share and replaces primary and fully diluted earnings per share, as disclosed under certain pronouncements, with basic and diluted earnings per share. Pro forma basic earnings per share for the three months and nine months ended September 30, 1997 and 1996 are $0.29, $0.26, $0.85 and $0.77, respectively. Pro forma diluted earnings per share for the three months and nine months ended September 30, 1997 and 1996 are $0.28, $0.25, $0.85 and $0.77,
     respectively.

     In June 1997, the Financial Accounting Standards Board issued SFAS No. 131, Disclosures About Segments of an Enterprise and Related Information, which established presentation of financial data based on the "management approach". SFAS No. 131 is applicable for fiscal years beginning after December 15, 1997. The Company is currently in the process of reviewing this new presentation requirement.

G.   ACQUISITION

     In July 1997, the Company acquired Moore Labels, Inc. (Moore Labels) of Wichita, Kansas, a privately held supplier of pressure-sensitive labels used in the pharmaceutical, food, plastics and miscellaneous manufacturing industries. The aggregate consideration for the transfer of the capital stock of Moore Labels was approximately $14.4 million paid in cash. The consideration paid was supplied by excess cash and the use of approximately $5.0 million of the Revolving Credit Facility. This acquisition was not material to the Company.

H.   MERGER AGREEMENT

     In September 1997, the Company entered a Merger Agreement with Corporate Express, Inc. (Corporate Express), a multi-national corporation headquartered in Broomfield, Colorado. Corporate Express is a publicly traded company traded on the Nasdaq National Market (Nasdaq) and is a provider of non-production goods and services to large corporations. The exchange ratio for the merger has been fixed so that each outstanding share of Data Documents' common stock will be converted into 1.1 shares of Corporate Express common stock. The merger has been approved by the respective Boards of Directors of the companies and is subject to Data Documents stockholders' approval. Data Documents would become a wholly owned subsidiary of Corporate Express upon completion of the merger.

I.   SUBSEQUENT EVENT

     A special meeting of stockholders of Data Documents will be held on November 25, 1997 at 10:00 a.m., at which time the stockholders will be asked to approve and accept the Merger Agreement discussed in Note H.

(C) DDI CONSOLIDATED FINANCIAL STATEMENTS FOR THE ANNUAL PERIOD ENDED DECEMBER 31, 1996.

     There has been no change to the previously filed consolidated financial statements contained in DDI's Annual Report on Form 10-K for the twelve months ended December 31, 1996.

INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders of Data Documents Incorporated
Omaha, Nebraska

We have audited the accompanying consolidated balance sheets of Data Documents Incorporated and subsidiaries as of December 31, 1996 and 1995 and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the three years in the period ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Data Documents Incorporated and subsidiaries as of December 31, 1996 and 1995, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1996 in conformity with generally accepted accounting principles.



DELOITTE & TOUCHE LLP

February 6, 1997
Omaha, Nebraska

DATA DOCUMENTS INCORPORATED AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
DECEMBER 31, 1996 AND 1995
(COLUMNAR AMOUNTS IN THOUSANDS)
--------------------------------------------------------------------------------

                                                                                                   DECEMBER 31,
                                                                                               1996             1995
ASSETS

CURRENT ASSETS:
  Cash and cash equivalents (Note G)                                                       $     11,151    $      2,024
  Accounts receivable, net of allowances of
    $311,000 and $458,000 (Note H)                                                               31,459          31,569
  Inventories (Note D)                                                                           37,979          36,048
  Other current assets                                                                              898           1,788
                                                                                           ------------    ------------
         Total Current Assets                                                                    81,487          71,429
PROPERTY, PLANT AND EQUIPMENT, net (Notes E and H)                                               37,328          37,502
GOODWILL, net of accumulated amortization of $2,689,000 and $2,273,000                            9,837          10,248
DEFERRED FINANCING COSTS AND OTHER ASSETS                                                         5,325           6,546
                                                                                           ------------    ------------

                                                                                           $    133,977    $    125,725
                                                                                           ============    ============
LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Accounts payable and accrued liabilities (Note G)                                        $     18,566    $     19,326
  Accrued compensation                                                                            3,453           3,579
  Accrued interest payable                                                                        4,072           3,877
  Current maturities of long-term obligations (Note H)                                              934           1,169
  Current and deferred income taxes (Note F)                                                      1,017             462
                                                                                           ------------    ------------
         Total Current Liabilities                                                               28,042          28,413

POST-RETIREMENT BENEFITS (Note M)                                                                 1,881           1,805
LONG-TERM OBLIGATIONS (Note H)                                                                   63,965          65,212
DEFERRED INCOME TAXES (Note F)                                                                    2,413           2,871
CONTINGENCIES (Notes H, K and L)


STOCKHOLDERS' EQUITY:
  Preferred stock, $0.01 par value; 5,000,000 shares authorized; none issued                       --              --
  Common stock, $0.001 par value; 15,000,000 shares authorized;
    9,564,831 and 8,873,016 shares issued; 9,295,224 and 8,603,409 shares outstanding                10               9
  Additional paid-in capital                                                                     32,020          32,162
  Retained earnings (deficit)                                                                     5,881          (4,489)
  Stockholder notes receivable                                                                     (235)           (258)
  Treasury stock, acquired at no cost, 269,607 shares                                              --              --
                                                                                           ------------    ------------
         Total Stockholders' Equity                                                              37,676          27,424
                                                                                           ------------    ------------

                                                                                           $    133,977    $    125,725
                                                                                           ============    ============


See notes to consolidated financial statements.

DATA DOCUMENTS INCORPORATED AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS
(COLUMNAR AMOUNTS IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)
--------------------------------------------------------------------------------

                                                                         YEARS ENDED DECEMBER 31,
                                                               --------------------------------------------
                                                                   1996            1995            1994
NET SALES                                                      $    246,496    $    242,238    $    193,626
COST OF GOODS SOLD                                                  181,058         186,011         148,797
                                                               ------------    ------------    ------------
          Gross Profit                                               65,438          56,227          44,829

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES                         38,177          35,334          32,729
STOCK COMPENSATION CHARGE (Note N)                                     --               156            --
                                                               ------------    ------------    ------------
          Operating Income                                           27,261          20,737          12,100

DEBT EXPENSE, Including amortization of
   $828,000, $1,312,000 and $1,072,000                                9,751          13,335           8,735
                                                               ------------    ------------    ------------

INCOME BEFORE INCOME TAXES                                           17,510           7,402           3,365
INCOME TAX EXPENSE  (Note F)                                          7,086           3,127           1,533
                                                               ------------    ------------    ------------

INCOME BEFORE EXTRAORDINARY ITEM                                     10,424           4,275           1,832
EXTRAORDINARY ITEM, net of tax (Note P)                                 (54)         (2,921)         (2,795)
                                                               ------------    ------------    ------------

NET INCOME (LOSS)                                                    10,370           1,354            (963)
LESS PREFERRED DIVIDENDS                                               --              --               620
                                                               ------------    ------------    ------------

NET INCOME (LOSS) AVAILABLE FOR COMMON STOCK                   $     10,370    $      1,354    $     (1,583)
                                                               ============    ============    ============
EARNINGS (LOSS) PER COMMON SHARE:
  Primary:
    Income before extraordinary item                           $       1.05    $       0.61    $       0.13
    Extraordinary item                                         $      (0.01)   $      (0.40)   $      (0.30)
                                                               ------------    ------------    ------------

    Net Income (Loss)                                          $       1.04    $       0.21    $      (0.17)
                                                               ============    ============    ============
  Fully diluted:
    Income before extraordinary item                           $       1.05    $       0.61    $       0.11
    Extraordinary item                                                (0.01)          (0.40)          (0.17)
                                                               ------------    ------------    ------------
    Net Income (Loss)                                          $       1.04    $       0.21    $      (0.06)
                                                               ============    ============    ============
WEIGHTED AVERAGE COMMON AND
  COMMON EQUIVALENT SHARES OUTSTANDING:
    Primary                                                       9,939,454       7,333,864       9,453,494
                                                               ============    ============    ============

    Fully Diluted                                                 9,943,754       7,333,864      16,911,580
                                                               ============    ============    ============

See notes to consolidated financial statements.

DATA DOCUMENTS INCORPORATED AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
(COLUMNAR AMOUNTS IN THOUSANDS)
--------------------------------------------------------------------------------

                                                                           ADDITIONAL      RETAINED      STOCKHOLDER
                                                               COMMON        PAID-IN       EARNINGS         NOTES
                                                                STOCK        CAPITAL       (DEFICIT)      RECEIVABLE       TOTAL
                                                             -----------   -----------    -----------    -----------    -----------

BALANCE, January 1, 1994                                     $         5   $     1,276    $    (4,260)   $      --      $    (2,979)


   Acquisition of 710,190 shares of treasury stock
       in exchange at no cost                                       --            --             --             --             --
   Preferred dividends                                              --            --             (620)          --             (620)

   407,947 shares issued from treasury stock in
     exchange for notes receivable                                  --             226           --             (226)          --
   Redemption of warrants (Note J)                                  --            (581)          --             --             (581)

   Net loss                                                         --            --             (963)          --             (963)

                                                             -----------   -----------    -----------    -----------    -----------

BALANCE, December 31, 1994                                             5           921         (5,843)          (226)        (5,143)


   48,954 shares issued for cash (Note N)                           --             142           --             --              142
   32,636 shares issued from treasury stock in
     exchange for note receivable (Note N)                          --              95           --              (55)            40
   Warrant reclassification (Note J)                                --           3,087           --             --            3,087
   Payment on stockholders' notes                                   --            --             --               23             23
   Issuance of 3,400,000 common shares (Note C)                        4        27,917           --             --           27,921
   Net income                                                       --            --            1,354           --            1,354
                                                             -----------   -----------    -----------    -----------    -----------

BALANCE, December 31, 1995                                             9        32,162         (4,489)          (258)        27,424

   691,815 shares issued on 61,233 warrants
     exercised (Note J)                                                1          --             --             --                1
   Warrant registration costs                                       --            (142)          --             --             (142)

   Payment on stockholders' notes                                   --            --             --               23             23
   Net income                                                       --            --           10,370           --           10,370
                                                             -----------   -----------    -----------    -----------    -----------

BALANCE, December 31, 1996                                   $        10   $    32,020    $     5,881    $      (235)   $    37,676
                                                             ===========   ===========    ===========    ===========    ===========

See notes to consolidated financial statements.

DATA DOCUMENTS INCORPORATED AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
(COLUMNAR AMOUNTS IN THOUSANDS)
--------------------------------------------------------------------------------

                                                                              YEARS ENDED DECEMBER 31,
                                                                    -----------------------------------------
                                                                        1996           1995           1994
                                                                    -----------    -----------    -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss)                                                 $    10,370    $     1,354     $     (963)
  Adjustments to reconcile net income (loss) to
     net cash flows from operating activities:
     Depreciation                                                         4,062          7,552          6,992
     Amortization of intangibles                                          1,490          1,804          1,504
     Stock compensation charge                                             --              156           --
     Extraordinary item                                                      37          1,975          2,941
     Provision for deferred income taxes                                   (296)        (1,375)        (1,743)
     (Gain) loss on sale of property, plant and equipment                   (65)            (4)            46
     Changes in operating assets and liabilities:
       Accounts receivable                                                  110         (2,181)        (3,695)
       Inventories                                                       (1,931)        (3,468)        (1,545)
       Other current assets                                                 168            144           (265)
       Accounts payable and accrued liabilities                           2,579         (3,513)         3,291
       Accrued interest                                                     195          2,744            141
       Current taxes on income and other                                  1,176            131           (445)
       Other assets                                                         259           (438)            96
                                                                    -----------    -----------    -----------

          Net cash flows from operating activities                       18,154          4,881          6,355
                                                                    -----------    -----------    -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures                                                   (3,940)        (3,955)        (6,972)
  Proceeds from the sale of property, plant and equipment                   117             58            193
  Investment in Cal Emblem                                                 --           (2,403)          --
                                                                    -----------    -----------    -----------

          Net cash flows from investing activities                       (3,823)        (6,300)        (6,779)
                                                                    -----------    -----------    -----------


See notes to consolidated financial statements.

DATA DOCUMENTS INCORPORATED AND SUBSIDIARIES

(COLUMNAR AMOUNTS IN THOUSANDS)
--------------------------------------------------------------------------------

                                                                                YEARS ENDED DECEMBER 31,
                                                                       -----------------------------------------
                                                                           1996           1995           1994
                                                                       -----------    -----------    -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from debt                                                          --             --      $    85,000
  Payment of debt                                                      $    (1,697)   $   (30,227)       (56,673)
  Principal payments of lease finance obligation                              --             --          (12,608)
  Change in liability for outstanding checks                                (3,389)         1,347            512
  Dividends paid                                                              --             --             (620)
  Preferred stock redemptions                                                 --             --           (6,829)
  Debt issuance and related costs                                             --             --           (4,651)
  Payment for stock registration costs - net                                  (141)          --             --
  Proceeds from sale of common stock                                          --           27,947           --
  Principal receipts on stockholder notes receivable                            23             23           --
                                                                       -----------    -----------    -----------
           Net cash flows from financing activities                         (5,204)          (910)         4,131
                                                                       -----------    -----------    -----------

NET INCREASE (DECREASE) IN CASH                                              9,127         (2,329)         3,707

CASH AND CASH EQUIVALENTS, Beginning of period                               2,024          4,353            646
                                                                       -----------    -----------    -----------

CASH AND CASH EQUIVALENTS, End of period                               $    11,151    $     2,024    $     4,353
                                                                       ===========    ===========    ===========

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
    Cash paid during the year for:
      Interest                                                         $     9,031    $     9,639    $     7,522
                                                                       ===========    ===========    ===========

      Income taxes                                                     $     6,084    $     2,759    $     1,941
                                                                       ===========    ===========    ===========
SUPPLEMENTAL SCHEDULE OF NONCASH INVESTING AND
  FINANCING ACTIVITIES:
    Termination agreement (Note H)                                                                   $     1,349
                                                                                                     ===========
    Exchange of common stock purchase warrants with
      exchangeable warrants (Note J)                                                                 $       581
                                                                                                     ===========
    Issuance of 32,636 and 407,947 shares of common stock for
      stockholder notes receivable                                                    $        55    $       226
                                                                                      ===========    ===========

    Acquisition of treasury stock at no cost in 1994                                                        --
                                                                                                     ===========
    Issuance of promissory notes to the former stockholders of
      Cal Emblem Labels, Inc. (Note B)                                                $    2,245
                                                                                      ==========



See notes to consolidated financial statements.

DATA DOCUMENTS INCORPORATED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(COLUMNAR DOLLAR AMOUNTS IN THOUSANDS EXCEPT PER SHARE AMOUNTS)
--------------------------------------------------------------------------------

A.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      NATURE OF OPERATIONS - Data Documents Incorporated (the "Company") was formed for the purpose of acquiring Data Documents, Inc. The Company designs, manufactures, and markets business forms, pressure-sensitive label products and supplies, specialized direct mail products and software-based services. A substantial portion of the Company's forms sales are made in connection with its proprietary forms management system. The principal markets for the business forms are primarily located in the geographic markets of mid-America, the southwest and the northwest. The principal markets for the labels and direct mail business are nationwide.

      CONSOLIDATION - The consolidated financial statements of the Company include the accounts of its wholly-owned subsidiaries. All significant intercompany transactions and accounts have been eliminated during consolidation. All operating activities, assets and liabilities are those of the Company's subsidiaries.

      CASH AND CASH EQUIVALENTS - All highly liquid investments, purchased with a maturity of three months or less are considered cash equivalents.

      INVENTORIES - Inventories are valued at the lower of cost, determined by the last-in, first-out (LIFO) method, or market.

      PROPERTY, PLANT AND EQUIPMENT - Property, plant and equipment are stated at cost and are depreciated using the straight-line method over the estimated useful life of the asset, which are as follows: buildings, 30 years; leased facilities and leasehold improvements, life of the lease; machinery and equipment, 3 to 12 years; and furniture and fixtures, 4 to 10 years.

      GOODWILL - Goodwill represents the excess of costs over the value of net tangible assets acquired in the acquisition of Data Documents, Inc., PBF Washington, Inc., and Cal Emblem Labels, Inc. This cost is being amortized on a straight-line basis over 30 years. Recoverability of this asset is evaluated periodically based on management's estimate of future undiscounted operating income of the businesses acquired.

      DEFERRED FINANCING COSTS - Deferred financing costs represents the cost of securing debt financing. The cost is being amortized over the estimated periods of outstanding principal amounts of the related obligations.

      OTHER ASSETS - Subscriber installation costs for the Company's software-based Odyssey Integrated Services program are capitalized and amortized over the initial period of the subscriber agreement, generally 3 years.

      REVENUE RECOGNITION - Sales and related cost of goods sold are recognized upon shipment of products.

      INCOME TAXES - The Company and its wholly-owned subsidiaries file a consolidated income tax return. The Company uses an asset and liability approach for the financial reporting of income taxes in accordance with Statement of Financial Accounting Standards (SFAS) No. 109 - Accounting for Income Taxes. Deferred income taxes arise from temporary differences between financial and tax reporting.

      OTHER POSTRETIREMENT BENEFITS - The Company accounts for postretirement benefits in accordance with SFAS No. 106, Employers Accounting for Postretirement Benefits Other Than Pensions. The Company has elected to recognize the transition obligation relating to prior service cost in its statement of operations over a 20-year period beginning in 1993.

      STOCK SPLIT - The Company's Board of Directors declared a 6.52715097-to-1 stock split in August 1995 and the financial statements presented herein reflect the split for all periods presented.

      EARNINGS PER SHARE - The earnings per share calculation is based upon net income less preferred dividends and the weighted average number of shares of common stock outstanding and warrants and options when dilutive. The calculation on a fully-diluted basis assumes conversion of the convertible preferred stock at the beginning of the period.

      NEW ACCOUNTING PRONOUNCEMENTS - In June 1996, the Financial Accounting Standards Board issued SFAS No. 125, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities which established accounting and reporting standards for such transfers. The Company will adopt SFAS No. 125 effective January 1, 1997 as required. The impact on the Company's financial position and results of operations is not expected to be material.

      USE OF ESTIMATES - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

      RECLASSIFICATIONS - Certain reclassifications have been made to the prior year financial statements to conform to the 1996 presentation.

B.    ACQUISITION

      On August 25, 1995, the Company acquired all of the outstanding stock of Cal Emblem Labels, Inc. ("Cal Emblem") for $4.5 million, plus replacement of Cal Emblem's bank debt, which was funded through borrowings of approximately $5.9 million under the Company's existing revolving credit facility and the issuance of five-year term promissory notes in the aggregate principal amount of $2.2 million to the former owners. The acquisition was accounted for using the purchase method of accounting. Accordingly, the assets and liabilities and results of operations of Cal Emblem are included in the Company's consolidated financial statements subsequent to the acquisition date. The purchase price has been allocated to the underlying assets and liabilities of Cal Emblem based on their respective fair values at the date of acquisition. The excess cost over the fair market value of net assets acquired of $4,122,000 is being amortized over a 30-year period on a straight-line basis.

      The following unaudited pro forma financial information shows the results of operations of the Company as though the acquisition occurred as of January 1, 1994.

                                                            YEARS ENDED
                                                             DECEMBER 31,
                                                     -------------------------
                                                        1995           1994
                                                            (UNAUDITED)

Net sales                                            $   256,030   $   216,244
Income from continuing operations                          4,174         2,026
Net income (loss) available for common stock               1,253        (1,389)
Earnings per common share before
  extraordinary item:
  Primary                                            $      0.60   $      0.15
  Fully diluted                                             0.60          0.12

C.    INITIAL PUBLIC OFFERING

      In October 1995, the Company completed an initial public offering (the "Offering") of 3,400,000 shares of common stock of the Company at an offering price of $9.00 per share. The net proceeds of the offering were used to redeem approximately $24,000,000 in aggregate principal amount of Data Documents, Inc.'s 13 1/2% Senior Notes.

D.    INVENTORIES

      Inventories consisted of:

                                                              DECEMBER 31,
                                                      --------------------------
                                                         1996           1995
Finished goods                                        $    28,739    $    26,888
Work in process                                             1,264          1,287
Raw materials                                               7,032          6,860
Supplies and spare parts                                      944          1,013
                                                      -----------    -----------

                                                      $    37,979    $    36,048
                                                      ===========    ===========

      Substantially all inventories were valued using the LIFO method. If the FIFO method of inventory accounting had been used, inventories at December 31, 1996 and 1995 would have been lower than reported by $3,500,000, and $712,000, respectively. On a FIFO basis, operating income would have been higher (lower) by $(2,788,000), $2,057,000, and $390,000, respectively, for fiscal years 1996, 1995, 1994. The FIFO cost of inventories approximates replacement cost.

E.    PROPERTY, PLANT AND EQUIPMENT

      Property, plant and equipment consisted of:


                                                             DECEMBER 31,
                                                       -----------------------
                                                              1996        1995
Land                                                   $     5,336 $     5,336
Buildings                                                   18,835      18,517
Leasehold improvements                                       1,205       1,146
Machinery and equipment                                     57,790      57,531
Furniture and fixtures                                       1,608       1,572
                                                       ----------- -----------
                                                            84,774      84,102
Less accumulated depreciation and amortization              47,446      46,600
                                                       ----------- -----------

                                                       $    37,328 $    37,502
                                                       =========== ===========

F.    INCOME TAXES

      The provision for income taxes on income from continuing operations consists of:

                                              YEARS ENDED DECEMBER 31,
                                      -----------------------------------------
                                         1996           1995           1994
Current provision:
   Federal                            $     6,330    $     3,792    $     2,265
   State                                    1,052            710            399
Deferred                                     (296)        (1,375)        (1,131)
                                      -----------    -----------    -----------

                                      $     7,086    $     3,127    $     1,533
                                      ===========    ===========    ===========


      The following represents a reconciliation between the actual income tax expense and income taxes computed by applying the statutory Federal income tax rate to income before income taxes from continuing operations:

                                              YEARS ENDED DECEMBER 31,
                                      -----------------------------------------
                                         1996           1995           1994
Statutory rate                           35.0%          34.0%          34.0%
State income tax effect                   3.8            4.0            5.0
Amortization of excess of purchase
  price over net assets acquired          0.9            1.6            3.2
Other                                     0.8            1.5            3.3
Expense of change in estimate of
  deferred income tax liabilities           -            1.1              -
                                         ----           ----           ----
                                         40.5%          42.2%          45.5%
                                         ====           ====           ====

      Deferred income tax assets (liabilities) are comprised of the following at:

                                                              DECEMBER 31,
                                                         ----------------------
                                                            1996         1995
Deferred income tax assets:
  Acquired net operating loss of Cal Emblem              $     506    $     653
  Non-deductible accrued liabilities                           747          498
  Non-deductible bad debt reserve                              121          179
  Other                                                       --            167
                                                         ---------    ---------
                                                             1,374        1,497
                                                         ---------    ---------

Valuation allowance                                           (506)        (653)
                                                         ---------    ---------
Deferred income tax liabilities:
  Basis of property and equipment                           (2,534)      (2,647)
  Basis of inventory                                        (1,108)      (1,143)
  Accrual for pension costs                                   (129)        (387)
  Other                                                        (73)        --
                                                         ---------    ---------
                                                            (3,844)      (4,177)
                                                         ---------    ---------

Net deferred income tax liability                        ($  2,976)   ($  3,333)
                                                         =========    =========

      In connection with the Company's acquisition of Cal Emblem, the Company acquired a net operating loss carryforward. At December 31, 1996, the loss carryforward was $1,307,000 and expires through the year 2009. A valuation allowance has been established for the deferred tax asset related to the loss carryforward. If realized, the loss carryforward will result in a decrease in goodwill.

G.    ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

      A cash management system is utilized under which deposits are made to cover only those checks presented to the bank for payment. Checks not yet presented to the bank for payment in the amounts of $3,946,000, and $7,336,000 at December 31, 1996 and 1995, respectively, are included in accounts payable and accrued liabilities.

H.    LONG-TERM OBLIGATIONS

      Long-term obligations consisted of:

                                                                                   DECEMBER 31,
                                                                             ----------   ----------
                                                                                1996         1995
Senior Secured Notes, 13 1/2%, due 2002, less unamortized
   discount of $1,128,000 and $1,343,000                                     $   59,372   $   59,657
Mortgage note, 10.5%, (due in monthly installments with balloon
   payment in 2002)                                                               2,414        2,469
Promissory notes, 10%, to former Cal Emblem stockholders
   due in annual installments through August 2000                                 1,684        2,245
Obligation under termination agreement payable in monthly
   installments through December 1, 2002, less unamortized
   discount of $661,000 and $848,000                                              1,205        1,288
Note payable, 10.125%, Pierce County, Washington
   (due in varying amounts through 1997)                                            170          570
Other                                                                                54          152
                                                                             ----------   ----------
                                                                                 64,899       66,381
Less current maturities of debt                                                     934        1,169
                                                                             ----------   ----------

                                                                             $   63,965   $   65,212
                                                                             ==========   ==========

      In November 1994, the Company issued 85,000 units, each consisting of $1,000 aggregate principal amount of 13 1/2% senior secured notes of Data Documents, Inc. due 2002 (the "Senior Notes") and common stock purchase warrants to purchase common stock of Data Documents Incorporated. Interest is due semi-annually on January 15 and July 15. The Senior Notes are guaranteed by the Company and its subsidiaries. On or after July 15, 1999, the Senior Notes are redeemable, at the option of the Company, in whole or in part at the redemption prices of 104.2% in 1999 decreasing to 100% in 2001. Upon the change of control, the Company is required to offer to repurchase all outstanding Senior Notes at 101% of the principal amount plus accrued interest to the date of redemption. The restrictions on redemption do not limit the ability of the Company to purchase Senior Notes on the open market.

      In November 1995, the net proceeds of the Offering were used to redeem $24 million of the Company's Senior Notes at a redemption price of 111.4%.

      In June 1996, the Company repurchased from the open market $500,000 of the Senior Notes at a price of 110%.

      The Senior Notes are collateralized by a first priority security interest in substantially all assets other than accounts receivable. The Senior Notes contain certain restrictive covenants which limit, subject to certain exceptions; the incurrence of additional debt, the payment of dividends on and redemption of stock of the Company, asset sales, consolidations, mergers or transfers of all or substantially all of the Company's assets, certain transactions with affiliates including intercompany dividends, and liens, among other things.

      A surety agreement for the benefit of the holders of the Pierce County, Washington debt obligation was allowed to expire in 1995 and payment of $2,030,000 principal was made. The remaining principal of $170,000 will be paid under scheduled maturities without the benefit of a surety agreement.

      In November 1994, the Company terminated an agreement for management, advisory and consulting services. The termination agreement is payable in monthly installments of $21,667 (increasing each January 1 by 4%) to December 1, 2002. The obligation has been recorded at its present value using a 15% discount rate over the seven year term.

      The Company has a revolving credit facility with a maximum credit line of the lesser of $20,000,000 or 80% of eligible accounts receivables, which are pledged as collateral. No amounts under this credit facility were outstanding at December 31, 1996 or 1995. On February 5, 1997, the Company replaced the previous revolving credit facility with a new revolving facility which expires in July, 1999. Debt covenants under this revolving credit facility require maintenance of minimum amounts of net worth. Interest under the revolving facility is paid monthly at .75% above prime and .25% per annum on the unused line available.

      At December 31, 1996, a contingent liability to a financial institution exists for outstanding letters of credit in the amount of $358,000.

      FAIR VALUE - The fair value of the Company's long-term debt is based on quoted market prices or on the current rates offered to the Company for debt of similar maturities. At December 31, 1996, the carrying amount of the Company's debt was $64,899,000 and the estimated fair value was $73,590,000. At December 31, 1995, the carrying value was $66,381,000 and estimated fair value was $71,871,000.

      Aggregate maturities of long-term obligations in each of the next five years are as follows:

          1997                                 $  934
          1998                                    786
          1999                                    808
          2000                                    296
          2001                                    352

I.    PREFERRED STOCK

      On September 7, 1995, the Company amended its articles of incorporation to authorize issuance of 5,000,000 shares of preferred stock having a par value of $0.01 per share. None of the shares of the authorized preferred stock have been issued. The Board of Directors, without further action by the holders of common stock, may issue shares of preferred stock and may fix or alter the voting rights, redemption provisions, dividend rights, dividend rates, liquidation preferences, conversion rights and the designation of and number of shares constituting any wholly-unissued series of preferred stock.

      Prior to November 23, 1994, the two classes of preferred stock of the Company were entitled to quarterly dividends at the rate of $10 per annum. Dividends were cumulative, if not declared. In November 1994, all of the outstanding preferred stock was repurchased at face value.

J.    WARRANTS

      In connection with the 1994 issuance of the Senior Notes, the Company issued warrants to purchase its common stock (the "Warrants"). Each Warrant, when exercised, entitles the holder thereof to receive the number of shares of common stock as set forth on the Warrant at $.002 per share. Prior to the completion of the Offering, the Warrants were exercisable at any time on or after November 28, 1995 and unless exercised, automatically expire on July 15, 2002. The Warrants entitle the holders to purchase in the aggregate 960,344 shares of common stock, or approximately 10% of the outstanding common stock on a fully-diluted basis. During 1996, 61,233 Warrants were exercised for 691,815 shares of common stock.

      Also in 1994, upon the issuance of the Senior Notes, the Company canceled all previously existing common stock purchase warrants outstanding at that date and replaced them with additional Warrants to purchase in the aggregate 320,111 shares of common stock or approximately 3% of the outstanding common stock on a fully-diluted basis and which are exchangeable under the same terms as described above. All these warrants remain outstanding at December 31, 1996.

      Under specified conditions the warrants were redeemable for cash or Senior Notes. In 1995, the warrants became solely exchangeable for shares of common stock, and the warrants were reclassified to additional paid in capital.

K.    CONTINGENCIES

      The Company is subject to lawsuits and claims which arise out of the normal course of its business. In the opinion of management, the disposition of such claims will not have a material adverse effect on the Company's financial position or results of operations.

L.    LEASES

      Sales offices, certain manufacturing facilities, certain transportation and other equipment are leased under long-term noncancellable leases. Substantially all of the leases are net leases which require payment of property taxes, insurance and maintenance costs in addition to rental payments.

      At December 31, 1996, the future minimum lease payments under noncancellable operating leases with rental terms of more than one year amount to:

           1997                                                $ 2,223
           1998                                                  1,790
           1999                                                    877
           2000                                                    380
           2001                                                    218
           Later Years                                             812
                                                               -------
           Total minimum obligation                            $ 6,300
                                                               =======

      Rent expenses relating to all operating leases were $2,692,000, $2,537,000, and $2,328,000 for the years ended December 31, 1996, 1995 and
      1994, respectively.

M.    EMPLOYEE BENEFIT PLANS

      Pension Plans -- The Company and its subsidiaries have defined benefit retirement plans for eligible salaried and hourly employees. Benefits are based on years of credited service and average compensation for each year of service. For 1996, 1995 and 1994, the Company's funding policy is to contribute the minimum amount deductible for federal income tax purposes. Plan assets are invested in common trust funds administered by a corporate trustee.

      Net periodic pension cost of the defined benefit plans includes the following components:

                                                      YEARS ENDED DECEMBER 31,
                                                  -----------------------------
                                                     1996       1995       1994
Service cost                                      $   690    $   571    $   632
Interest cost on projected benefit obligation       1,015        881        800
Return on plan assets                              (1,906)    (1,911)       180
Net amortization and deferral                         866        892     (1,206)
                                                  -------    -------    -------

Net periodic pension cost                         $   665    $   433    $   406
                                                  =======    =======    =======

      The following table sets forth the plan's funded status and the amount recognized in the Company's balance sheet:

                                                                             DECEMBER 31,
                                                                     --------------------------
                                                                         1996           1995
Actuarial present value of benefit obligations:
  Vested benefit obligation                                          $    12,592    $    11,494
  Nonvested benefit obligation                                               363            360
                                                                     -----------    -----------

Accumulated benefit obligation                                       $    12,955    $    11,854
                                                                     ===========    ===========

Projected benefit obligation for services rendered to date           $    15,069    $    13,690
Plan assets at fair value                                                 14,170         11,734
                                                                     -----------    -----------
Plan assets less than projected benefit obligation                          (899)        (1,956)
Unrecognized net loss                                                      1,276          2,191
Unrecognized prior service cost                                              (48)           (74)
                                                                     -----------    -----------

Prepaid pension cost                                                 $       329    $       161
                                                                     ===========    ===========

      The projected benefit obligation is determined using a weighted average discount rate of 7.5% for 1996 and 1995, and a 3.5% rate of increase in future compensation levels for 1996 and 1995.

      The Company and its subsidiaries are also participants in multi-employer pension plans covering union employees. Costs associated with these plans aggregate approximately $68,000, $66,000 and $62,000 for 1996, 1995 and 1994, respectively.

      SAVINGS PLAN - The Company has a Salary Deferral Savings Plan which permits employees to make salary reduction contributions from 1% to 18%. The Plan is a defined contribution pension plan which became effective July 1, 1988. The administrative expenses related to the Plan are paid by the Company.

      POSTRETIREMENT BENEFITS OTHER THAN PENSIONS - The Company accounts for postretirement benefits in accordance with SFAS No. 106. The Company accrues the estimated cost of retiree benefit payments during the years the employee provides services. The Company has elected to recognize the initial obligation of approximately $1,637,000 over a period of twenty years.

      Certain medical and dental benefits are provided to qualifying employees. The following table sets forth the medical and dental plans' funded status:

      Accumulated postretirement benefits obligation:

                                                                               DECEMBER 31,
                                                                        --------------------------
                                                                            1996           1995

Retirees                                                                $       605    $       741
Fully eligible plan participants                                              1,011            983
                                                                        -----------    -----------
Accumulated postretirement benefit obligations in excess
  of plan assets                                                             (1,616)        (1,724)
Unrecognized transition obligation (included in other assets)                 1,310          1,391
Unrecognized net gain                                                          (265)           (81)
                                                                        -----------    -----------

Accrued postretirement benefit cost                                     $      (571)   $      (414)
                                                                        ===========    ===========

      Net postretirement benefit cost consisted of the following components:

                                                                   YEARS ENDED DECEMBER 31,
                                                              ---------------------------------
                                                                 1996        1995        1994
Service cost of benefits earned                               $     127   $      87   $     115
Interest cost on accumulated postretirement benefit
  obligation                                                        129         131         116
Amortization of transition obligation                                81          82          81
                                                              ---------   ---------   ---------

Net postretirement benefit cost                               $     337   $     300   $     312
                                                              =========   =========   =========

      The assumed health care cost trend rate used in measuring the accumulated postretirement benefit obligation as of January 1, 1993 was 12% for 1993, decreasing gradually to a 6% annual growth rate after 12 years and remaining at a 6% annual rate thereafter. A one-percentage point increase in the assumed health care cost trend rate would increase the accumulated postretirement benefit obligation by approximately $218,000 as of December 31, 1996 and would increase net postretirement health care cost by $10,000 for the year ended December 31, 1996. The assumed discount rate used in determining the accumulated postretirement benefit obligation was 7.5% for the years ended December 31, 1996 and 1995.

N.    STOCK COMPENSATION PLANS

      The Company accounts for its stock-based compensation under the provisions of Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, which utilizes the intrinsic value method. Compensation cost related to stock-based compensation was $0 and $156,000 for the years ended December 31, 1996 and 1995, respectively.

      The Board of Directors of the Company adopted the 1995 Employee Stock Incentive Plan (the "Plan") pursuant to which the Board may award options to purchase, in aggregate, 500,000 shares of common stock. Options vest and become exercisable over a one to three year period after date of grant and generally expire no later than ten years from the date of grant. The exercise price per share is no less than the fair market value on the date each option is granted.

      In connection with the Company's acquisition of Cal Emblem in August, 1995, the Company granted options for 195,815 shares to a former stockholder of Cal Emblem at the initial public offering price of $9.00.

      During the second quarter of 1995, the Company recorded a noncash expense of $156,000 relating to the sale of common shares to a director and an employee. The amount represents the excess of the estimated fair value of the common shares over consideration received. Such shares have been considered outstanding for all periods presented in the computation of earnings per share.

      If compensation cost for the Company's stock-based compensation plan had been determined based on the fair value at the grant dates for awards under the plan consistent with the method of SFAS No. 123, Accounting for Stock-Based Compensation, the Company's net income (loss) and earnings
      (loss) per share would have been reduced to the pro forma amounts indicated below:

                                                                             1996                 1995                1994
                                                                             ----                 ----                ----
        Net Income (loss)                            As reported           $ 10,370             $ 1,354              $   (963)
                                                     Pro forma             $ 10,190             $   833              $   (963)

        Primary earnings (loss) per share            As reported           $   1.04             $  0.21              $  (0.17)
                                                     Pro forma             $   1.02             $  0.14              $  (0.17)

        Fully Diluted earnings (loss)  per share     As reported           $   1.04             $  0.21              $  (0.06)
                                                     Pro forma             $   1.02             $  0.14              $  (0.06)


      The fair market value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions used for grants in 1996 and 1995: dividend yield of
0.0 percent, expected volatility of 39.9 percent, risk-free interest rates of
6.3 percent and expected lives of 5 years for all the years presented.

      A summary of the status of the Company's stock option plans as of December 31, 1996 and 1995 and changes during the years ending on those dates is presented below:

                                                                1996                                         1995
                                                   ---------------------------------         ---------------------------------
                                                                    Weighted-Average                          Weighted-Average
              Fixed Options                        Shares            Exercise Price           Shares           Exercise Price
              -------------                        ------            --------------           ------           --------------
Outstanding at beginning of year                    324,615                $   9.03             0                    N/A
Granted                                             187,650                $  10.44          324,615               $ 9.03
Exercised                                                 0                 N/A                 0                    N/A
Forfeited                                            (5,000)               $  10.43             0                    N/A
                                                    -------                                  -------
Outstanding at end-of-year                          507,265                $   9.54          324,615               $ 9.03
                                                    =======                                  =======

Options exerciseable at year-end                    258,082                                  195,815
                                                    =======                                  =======

Weighted-average fair value of options
granted during the year                            $   4.68                                 $   4.05


The following table summarizes information about stock options outstanding at December 31, 1996:


                                             Options Outstanding                                   Options Exerciseable
                        --------------------------------------------------------------    ---------------------------------------
       Range of              Number         Weighted-Average                                   Number
       Exercise          Outstanding at         Remaining          Weighted-Average       Exerciseable at     Weighted-Average
        Prices              12/31/96        Contractual Life        Exercise Price            12/31/96         Exercise Price
  -------------------       --------        ----------------        --------------            --------         --------------
   $   9.00 - $  9.99        332,615            6.8 years             $     9.06              258,082              $  9.01
   $  10.00 - $ 10.99        100,000            9.8 years             $    10.00                 0                  N/A
   $  11.00 - $ 11.99         74,650            9.7 years             $    11.07                 0                  N/A
                             -------                                                          -------
   $   9.00 - $ 11.99        507,265            7.8 years             $     9.54              258,082              $  9.01
                             =======                                                          =======


O.    RELATED PARTY TRANSACTIONS

      In February 1988, the Company entered into an agreement for management, advisory and consulting services through 1998 with Raebarn Corporation whose principals are common stockholders and/or directors of the Company. The agreement provided in the event that the Company, at any time during the term of the agreement, engaged in certain transactions, Raebarn Corporation had the right to act as the Company's financial advisors. Payments to Raebarn totaled $250,000 in 1994. In November 1994, the Company terminated its agreement with Raebarn in exchange for monthly payments to Raebarn through December 2002 the present value of which has been accrued (See Note H).

P.    EXTRAORDINARY ITEMS

      In June 1996, the Company incurred an extraordinary charge of $54,000, net of income tax benefit of $34,000, for the write-off of unamortized deferred financing costs, unamortized original issue discount, and certain premium on reacquisition associated with the purchase and retirement of $500,000 of Senior Notes.

      In November 1995, the Company incurred an extraordinary charge of $2,921,000 net of income tax benefit of $1,790,000, for the write-off of unamortized deferred financing costs, unamortized original issue discount and prepayment fees associated with the prepayment of $24,000,000 of Senior Notes.

      In November 1994, the Company incurred an extraordinary charge of $2,795,000, net of income tax benefit of $1,787,000, for the write-off of unamortized deferred financing costs, unamortized original issue discount and certain termination fees and costs associated with the early termination of debt.

Q.    SUMMARIZED FINANCIAL INFORMATION

      Following is the summarized financial information of Data Documents, Inc. and subsidiaries:


                                                         DECEMBER 31,
                                                    ---------------------
                                                     1996          1995
Current assets                                      $81,487       $71,429
Noncurrent assets                                   $52,490       $54,296
Current liabilities                                 $28,042       $28,413
Noncurrent liabilities                              $68,259       $69,888


                                             YEARS ENDED DECEMBER 31,
                                      -------------------------------------
                                        1996          1995          1994
Net sales                             $246,496      $242,238      $193,626
Gross profit                          $ 65,438      $ 56,227      $ 44,829
Net income (loss)                     $ 10,370      $  1,354      $   (963)


      Following is the summarized combined financial information of PBF Washington, Inc. and Cal Emblem Labels, Inc. (wholly-owned subsidiaries of Data Documents, Inc.), guarantors of the Senior Notes. The information presented for Cal Emblem Labels, Inc. is as of December 31, 1996 and 1995 and for the year ended December 31, 1996 and from August 25, 1995 (date of acquisition) through December 31, 1995:

                                                           December 31,
                                                  ----------------------------
                                                     1996             1995
Current assets                                    $    6,849       $    7,948
Noncurrent assets                                 $    8,813       $   10,581
Current liabilities                               $    7,474       $   11,301
Noncurrent liabilities                            $      883       $    1,140


                                                  Years Ended December 31,
                                           ------------------------------------
                                              1996          1995          1994
Net sales                                  $  33,438     $  23,455     $  14,486
Gross profit                               $   6,854     $   4,204     $   2,394
Net income                                 $   1,075     $     608     $     217


                            CORPORATE EXPRESS, INC.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        CORPORATE EXPRESS, INC.
                                             (Registrant)



Date:  October 19, 1998                 /s/ Sam R. Leno
                                        -----------------------------------
                                        By:    Sam R. Leno
                                        Title: Chief Financial Officer and
                                               Executive Vice President